ORIGINAL

THE BOARD OF TRADE BUILDING
AND
CHICAGO BOARD OF TRADE BUILDING ANNEX
CHICAGO, ILLINOIS

LEASE AGREEMENT

BETWEEN

CHICAGO BT PROPERTY, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

AND

KEELEY TETON ADVISORS, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

TABLE OF CONTENTS

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "**Lease**") is made and entered into as of July 23, 2018, by and between **CHICAGO BT PROPERTY, LLC**, a Delaware limited liability company ("**Landlord**"), and **KEELEY TETON ADVISORS, LLC**, a Delaware limited liability company ("**Tenant**").

1. BASIC LEASE INFORMATION AND DEFINITIONS:

A.	BUILDING:	Collectively, the land legally described on the attached **Exhibit A**, and the buildings and other improvements located thereon commonly known as the Chicago Board of Trade Building, 141 West Jackson Boulevard, Chicago Illinois (the "**North Building**") and the Chicago Board of Trade Building Annex, known as both 141 West Jackson Boulevard, Chicago, Illinois and 132 West Van Buren Street, Chicago, Illinois (the "**South Building**").
B.	PREMISES:	Suite 2150 on floor 21 of the North Building as shown hatched in black on the Floor Plan of Premises attached hereto as **Exhibit B**.
C.	RENTABLE AREA OF THE PREMISES:	5,866 rentable square feet.
D.	RENTABLE AREA OF THE BUILDING:	1,271,395 rentable square feet.
		Landlord and Tenant stipulate and agree that the Rentable Area of the Premises and the Rentable Area of the Building are correct and shall not be re-measured. Provided, however, in the event that the Rentable Area of the Building shall be increased or reduced by reason of a change in the Building structure, or by reason of the separation of ownership of a portion of the Building by a sale of the North Building or the South Building, or a portion of either, by a device such as vertical subdivision or submission of the Building or a portion thereof to a condominium form of ownership, or for any other reason, with the result that Tenant's Proportionate Share no longer reflects the percentage of space in the Building for which Landlord is responsible for Operating Expenses including Real Estate Taxes, then Landlord shall be entitled to make an equitable adjustment in Tenant's Proportionate Share (as set forth in Section 1K below) to reflect the change in such circumstances.

E. TERM: Five (5) years and no (-0-) months. The term (the "**Term**") of this Lease shall commence on January 1, 2019 (the "**Commencement Date**"), and shall end on December 31, 2023 (the "**Expiration Date**"), unless extended or sooner terminated as provided herein.

F. BASE RENT: Base Rent will commence on the first day of the eighth (8th) month after the Commencement Date (*i.e.,* August 1, 2019) (the "**Rent Commencement Date**") and shall be payable by Tenant for the periods in the amounts set forth below.

Period	Annual Base Rent Per Square Foot	Annual Base Rent	Monthly Base Rent
Rent Commencement Date through December 31, 2019	$34.00	$199,443.96	$16,620.33
January 1, 2020 through December 31, 2020	$34.85	$204,430.08	$17,035.84
January 1, 2021 through December 31, 2021	$35.72	$209,533.56	$17,461.13
January 1, 2022 through December 31, 2022	$36.61	$214,754.28	$17,896.19
January 1, 2023 through December 31, 2023	$37.53	$220,151.04	$18,345.92

G. BASE BUILDING ELECTRICITY CHARGE: Beginning on the Commencement Date, Base Building Electricity Charge (hereinafter defined) for Building Standard Electricity Usage (hereinafter defined), which amount is in addition to the Base Rent defined in Section 1F above and the Adjusted Rent (hereinafter defined), shall be payable by Tenant for the periods in the amounts set forth below.

Period	Annual Base Electric Per Square Foot	Annual Base Electric	Monthly Base Electric
Commencement Date through Expiration Date	$1.50	$8,799.00	$733.25

H. CONDENSER WATER: $30.36 per ton per month, subject to adjustment for subsequent increases in Landlord's costs of delivery.

I. CHILLED WATER: (i) $118.96 per ton per month or (ii) if a separate meter has been installed measuring Tenant's use of chilled water, $0.163 per ton hour. The aforementioned rates are subject to adjustment for subsequent increases in Landlord's costs of delivery.

J.	AFTER HOURS HVAC USE:	$136.40 per floor (or part thereof) per hour, subject to adjustment for increases in Landlord's costs of delivery.
K.	TENANT'S PROPORTIONATE SHARE:	0.4614%
L.	BASE YEAR:	2019
M.	SECURITY DEPOSIT:	None.
N.	PERMITTED USE:	General Office
O.	NOTICES	See Section 21
P.	BROKER:	GlenStar Properties, LLC and CBRE, Inc.
Q.	GUARANTOR:	Teton Advisors, Inc., a Delaware corporation

2. LEASE OF PREMISES:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as set forth in Section 1B, located in the Building, for the Term and upon the terms, covenants and conditions provided in this Lease.

3. LEASE TERM:

The Term as specified in Section 1E of this Lease shall commence on the Commencement Date and shall expire on the Expiration Date as specified in Section 1E of this Lease, or such dates as are otherwise determined in accordance with this Lease, subject to extension or early termination as provided herein.

4. BASE RENT:

As consideration for this Lease, Tenant agrees to pay to Landlord at the office of Landlord or at such other place designated by Landlord, in immediately available funds, without any prior demand or invoice therefor and without any set-off, deduction or other reduction whatsoever, Base Rent at the applicable monthly rate specified in Section 1F (such Rent is hereinafter called "**Monthly Base Rent**"), together with, beginning on the first day of January of each Comparison Year (as defined in Section 5), Adjusted Rent (as such term is defined in Section 5). Unless otherwise provided to the contrary in this Lease, the Monthly Base Rent shall be paid monthly in advance on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter, provided that Monthly Base Rent for the first full calendar month following the Rent Commencement Date shall be payable by Tenant upon the execution and delivery of this Lease. The Monthly Base Rent shall be prorated for the first month Monthly Base Rent is due if the Rent Commencement Date is not the first day of a calendar month or for the last month of the Term if this Lease terminates on a date other than the last day of a calendar month. All charges, costs and sums required to be paid by Tenant to Landlord under this Lease in addition to Monthly Base Rent shall be deemed additional rent, and Monthly Base Rent and additional rent shall hereinafter be

collectively called "**Rent.**" Except as specifically set forth in this Lease, Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. Unpaid Rent shall bear interest at the Prime Rate (adjusted when and as the Prime Rate adjusts) plus three percent (3%) per annum from the date due until paid plus an administrative fee for each month, or part thereof, from the date Rent is due until full payment is made in an amount equal to the greater of five percent (5%) of the amount due and unpaid or $500.00. Provided, however, with respect to the payment of interest and with respect to the payment of an administrative fee by Tenant as provided in the preceding sentence, there shall be a grace period before the imposition of such interest or administrative fee of five (5) days for the first such instance in any twelve (12) consecutive month period. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and Landlord may accept the check or payment without prejudice to its right to recover the balance or pursue other available remedies. For purposes hereof, "**Prime Rate**" means the rate of interest published in The Wall Street Journal from time to time as the "Prime Rate." If The Wall Street Journal ceases to publish the "Prime Rate," the Landlord shall select an equivalent publication that publishes such "Prime Rate," and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Landlord shall select a reasonably comparable interest rate index.

5. RENT ADJUSTMENT:

(a) In addition to Base Rent, commencing on January 1 of each calendar year during the Term following the Base Year (each such year, a "**Comparison Year**"), Tenant shall pay an amount ("**Adjusted Rent**") which shall be equal to Tenant's Proportionate Share multiplied by the amount, if any, by which Operating Expenses (as hereinafter defined) for the applicable Comparison Year exceed the Operating Expenses for the Base Year. Adjusted Rent shall never be a negative amount resulting in a credit lowering the Base Rent.

(b) Tenant shall pay to Landlord estimated Adjusted Rent (hereinafter referred to as "**Estimated Rent**") in equal monthly installments in advance on the first day of each calendar month during a Comparison Year in an amount equal to Tenant's Proportionate Share multiplied by one twelfth (1/12) of Landlord's estimate of the increase in Operating Expenses for the then current Comparison Year over the Operating Expenses for the Base Year. Not later than May 1st following the end of each such Comparison Year, Landlord shall furnish to Tenant a statement ("**Adjusted Rent Statement**"), itemized by categories of Operating Expenses, setting forth the actual amount of Operating Expenses for such Comparison Year, together with a statement setting forth the Base Year Operating Expenses. Tenant shall be required to pay any Adjusted Rent due as a result thereof, reduced by any Estimated Rent for such Comparison Year previously paid, such amount to be paid within thirty (30) days after receipt of an Adjusted Rent Statement. In the event that such Adjusted Rent Statement reflects that the Adjusted Rent for such Comparison Year is less than the amount of Estimated Rent paid for such Comparison Year, Tenant shall be entitled to a credit against the next installments of Base Rent or Estimated Rent due hereunder until such credit has been recovered by Tenant (or, to the extent that there are no future installments of Base Rent or Estimated Rent against which to take the credit, the credit amount, less any Rent or other amounts then due or to become due to Landlord hereunder, shall be paid in cash by Landlord to Tenant within thirty (30) days after the determination thereof). Provided that Tenant pays to Landlord when due the amount set forth in such Adjusted Rent Statement, without prejudice to Tenant's right to dispute such Adjusted Rent Statement, Tenant may, at its sole cost and expense

(except as provided hereinafter), audit Landlord's books and records respecting such Adjusted Rent Statement within sixty (60) days following the furnishing of such Adjusted Rent Statement. Tenant agrees that Tenant will not retain in connection with any such audit or dispute respecting such statement any person who is to be compensated in whole or in part on a contingency fee basis. In connection therewith, Tenant and any accountants employed by Tenant shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Unless Tenant shall take written exception to any item within sixty (60) days after the furnishing of Landlord's Adjusted Rent Statement, Landlord's Adjusted Rent Statement shall be considered as final and accepted by Tenant. If it is determined that Operating Expenses for the Comparison Year are less than reported, and based thereon the Adjusted Rent paid by Tenant is greater than the Adjusted Rent determined to be due, Landlord shall provide Tenant with a credit against the next installment(s) of Rent in the amount of the overpayment by Tenant (or, to the extent that there are no future installments of Base Rent or Estimated Rent against which to take the credit, the credit amount, less any Rent or other amounts then due or to become due to Landlord hereunder, shall be paid in cash by Landlord to Tenant within thirty (30) days after the determination thereof). If it is determined that Landlord overstated Operating Expenses (including Real Estate Taxes) by more than five percent (5%), then Landlord shall reimburse Tenant for its actual, reasonable, documented fees and expenses paid to unrelated third-party accountants (as distinguished from Tenant's internal accounting staff) for the cost of such audit.

(c) "**Operating Expenses**" as used herein shall mean all expenses incurred by Landlord in operating, maintaining, repairing and managing the Building, in accordance with generally accepted accounting principles to the extent applicable and sound accounting and management principles, and all ad valorem real property taxes payable during the Base Year or the applicable Comparison Year (irrespective of the designation of the tax year to which such payments apply), as well as special taxes, special assessments, and any tax or excise levied by the State of Illinois, County of Cook or the City of Chicago or any political subdivision thereof on occupancy, rents, gross receipts or other income from the Building paid during such year (collectively hereinafter referred to as "**Real Estate Taxes**"). It is specifically agreed that Real Estate Taxes for both the Base Year and any Comparison Year shall specifically exclude any reduction in taxes due to a Class-L Property Tax Incentive or any other such tax incentives obtained due to the historic nature of the Building, major capital improvements to the Building performed by Landlord or the creation by Landlord or its affiliates of employment opportunities. Without limitation of the foregoing, Operating Expenses shall include:

(i) wages and salaries of all employees at or below the level of general manager, whether employed by Landlord or the Building's management company, to the extent engaged in the operation, maintenance or repair of the Building, including uniforms and their cleaning, payroll taxes, insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

(ii) the costs of maintaining a management office including, but not limited to, reasonable rent and all accounting fees relating to the Building, including, without limitation, the Operating Expenses;

(iii) all supplies, tools, equipment and materials, including janitorial and lighting supplies, used in the operation and maintenance of the Building, including any

lease payments therefor;

(iv) all utilities including, without limitation, electricity, water, sewer and gas, for the Building;

(v) all maintenance, operation and service agreements for the Building, and any equipment related thereto including, without limitation, service and/or maintenance agreements for the energy management, HVAC, plumbing and electrical systems, window cleaning, elevator maintenance, janitorial service, grounds keeping, interior and exterior landscaping, if any, and plant maintenance, if any;

(vi) premiums and deductibles paid for insurance relating to the Building;

(vii) all repairs to the Building, including interior, exterior, structural or nonstructural repairs, and regardless of whether foreseen or unforeseen, except those performed at the sole expense of a specific tenant;

(viii) to the extent not performed under service agreements referred to under clause (v) above, all maintenance of the Building including, without limitation, repainting common areas, ice and snow removal, window washing, landscaping, grounds keeping and trash removal;

(ix) the costs of operating and maintaining any fitness center, any concierge service/ center and any Building conference center, each to the extent not excluded pursuant to Section 5(d)(xiii) below;

(x) Included Capital Costs as defined in Section 5(d)(iv) below; and

(xi) the cost of any Real Estate Tax or Real Estate Tax assessment protests or contests, including attorneys' fees incurred in connection therewith.

(d) Operating Expenses shall not include any of the following:

(i) costs recovered by Landlord directly from tenants;

(ii) costs or expenses billed directly to Tenant or other tenants in the Building or for which Tenant is otherwise obligated to reimburse Landlord, in each case other than costs and expenses billed to Tenant and other tenants through Adjusted Rent;

(iii) real estate brokers' leasing commissions or compensation;

(iv) costs of capital improvements (except for costs of any capital improvements made or installed for the purpose of reducing Operating Expenses or made or installed pursuant to governmental requirement or insurance requirement adopted or first applicable and or enforced against the Building after the Effective Date, which costs shall be amortized by Landlord in accordance with sound accounting and management principles consistently applied ("**Included Capital Costs**"));

(v) consulting fees associated with capital improvements (except for consulting fees related to Included Capital Costs);

(vi) interest and principal payments on mortgages, and other debt costs (except for Included Capital Costs as permitted hereunder), and payments on ground leases, if any;

(vii) costs of tenant improvements;

(viii) advertising and marketing expenses;

(ix) legal expenses of negotiating leases;

(x) costs of enforcing leases;

(xi) depreciation or amortization, except as permitted under subparagraph (iv) above as Included Capital Costs;

(xii) taxes on the net income of Landlord (including Illinois Personal Property Replacement Tax), or estate or inheritance taxes;

(xiii) costs associated with the operation of any income-producing parking facility or cafeteria operated by Landlord;

(xiv) any late fees, fines, penalties and interest on past due amounts incurred by Landlord due to Landlord's late payment of any amount due;

(xv) costs incurred for relocating tenants within the Building;

(xvi) Building management fees in excess of three percent (3%) of gross receipts of the Building;

(xvii) purchasing or leasing costs for sculptures, paintings and other works of art in the Building, except that the cost of maintaining, repairing and insuring such objects shall be included in Operating Expenses; or

(xviii) costs incurred with respect to a sale or financing (or refinancing) of the Building.

(e) If during all or part of the Base Year or any Comparison Year Landlord shall not furnish any particular item(s) of work or service (which item would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then at Landlord's election, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. In determining the amount of Operating Expenses for the Base Year or any Comparison Year, if less than ninety-five percent (95%) of the Rentable Area of the Building is occupied by tenants at any time during the Base Year or any such Comparison Year, Landlord shall adjust Operating Expenses for the Base Year or such Comparison Year to be the amount equal to the Operating Expenses Landlord

reasonably estimates it would have incurred had such occupancy been ninety-five percent (95%) throughout the Base Year or such Comparison Year.

(f) If Landlord receives a refund of any Real Estate Taxes or any other item of Operating Expense included in any Comparison Year, the calculations of Adjusted Rent for such year shall be adjusted to reflect the refund, and Tenant shall be entitled to a credit against the next installments of Estimated Rent due hereunder in the amount of its Tenant's Proportionate Share of such refund (or, if the Term has ended, Landlord will pay such amount in cash, or offset such amount against any Rent or other amounts then due or to become due to Landlord on account of or pursuant to this Lease) except for refunds of Real Estate Taxes due to a Class L Property Tax incentive or any other tax incentives obtained due to the historic nature of the Building or major capital improvements to the Building performed by Landlord or the creation by Landlord or its affiliates of employment opportunities.

6. SERVICES TO BE FURNISHED BY LANDLORD:

(a) Landlord agrees to furnish Tenant with the following services, the cost of which shall be included in Operating Expenses:

(i) **Janitor Services** in and about the Premises during or after Normal Business Hours. Tenant shall not provide any Janitor Services without Landlord's prior written consent. If Landlord's consent is given, such Janitor Services shall be subject to Landlord's supervision but shall remain Tenant's sole responsibility. Tenant shall not provide any Janitor Services in the Premises except through a janitor contractor or employees who are, and shall continuously be, in each and every instance satisfactory to Landlord. "**Janitor Services**" as used herein shall mean those services provided by Landlord as described in **Exhibit C** attached to this Lease.

(ii) **Heating, ventilating and air conditioning** ("**HVAC**") weekdays from 8 a.m. to 6 p.m. and Saturday from 8 a.m. to 12 p.m., Holidays excepted ("**Normal Business Hours**"), whenever heat or air conditioning shall, in Landlord's reasonable judgment, be required for the comfortable occupation and use of the Premises under normal general office use, with a body count not in excess of applicable codes for the area of the Premises and utilizing equipment in the Premises drawing not more than five (5) watts per rentable square foot of anticipated demand load furnished at nominal one hundred twenty (120) volts. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours provided that Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time. The charge for such other than Normal Business Hours HVAC use shall be calculated and billed at Landlord's prevailing standard per-hour charge, the hourly amount per floor (or part thereof) initially being as set forth in Section 1J of this Lease, and may be increased based upon subsequent increases in Landlord's costs of delivery of such services. "**Holidays**" as used herein shall mean New Year's Day, Martin Luther King Jr. Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas, and such other national holidays or Illinois bank holidays as Landlord may designate from time or time.

(iii) **Water** from the City of Chicago mains for drinking, lavatory and toilet purposes, drawn through fixtures installed by Landlord or installed by Tenant with Landlord's written consent. Tenant shall pay, at rates fixed by Landlord, for water used for air conditioning, refrigerating or any purpose other than drinking, lavatory and toilet purposes. To the extent that Tenant uses condenser water, Tenant shall pay Landlord for such usage initially at the rate set forth

in Section 1H. To the extent that Tenant uses chilled water, Tenant shall initially pay Landlord for such usage at the rate set forth in Section 1I. The rates for usage of condenser water and chilled water are subject to adjustment resulting from subsequent increases in Landlord's costs of delivery of such services. It is agreed that any maintenance or repair of any sinks, toilets, showers, water fountains or similar fixtures within the Premises shall be at the sole cost of Tenant, including related pipes (until such pipes tie into Building supply and return pipes), regardless of whether Tenant or Landlord installed such fixtures and pipes or whether such fixtures and pipes were in place or installed prior to the Commencement Date or installed after the Commencement Date.

(iv) **Passenger elevator service** in common with other tenants, except that at times other than Normal Business Hours some, but not all, passenger elevators will not be in operation. Tenant shall (other than in the event of an emergency) have access to the Premises via passenger elevator service twenty-four (24) hours a day, seven (7) days a week. Freight elevator service will be provided in common with other tenants on weekdays from 7:00 am to 5:00 pm, Holidays excepted ("**Normal Freight Elevator Hours**"). Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive freight elevator service at times other than Normal Freight Elevator Hours provided that Tenant shall pay Landlord the standard charge for such additional service as reasonably determined by Landlord from time to time. Landlord agrees, however, that Tenant shall be entitled to up to four (4) hours of freight elevator service without charge therefor for its initial move into the Premises.

(v) **Electricity**: As used herein, "**Building Standard Electricity Usage**" shall mean electricity for standard building lighting and Tenant's incidental outlet use, not to exceed a maximum of five (5) watts per rentable square foot of anticipated demand load furnished at nominal one hundred twenty (120) volts. Tenant agrees to pay to Landlord the Base Building Electricity Charge for Building Standard Electricity Usage in the Premises in monthly installments together with Base Rent. Upon request of Landlord, Landlord's designated independent electrical consultant shall make a survey of the Premises in order to ascertain the quantity and type of electrical equipment, appliances and fixtures utilizing electrical power within the Premises and thereby determine the amount of electricity consumed by Tenant. If it is determined as a result of such survey that Tenant's electricity requirements for lighting and incidental outlet use exceed Building Standard Electricity Usage, Tenant shall reimburse Landlord for such excess electricity usage, at Landlord's option, either by (A) increasing Tenant's Base Building Electricity Charge accordingly; or (B) having the public utility install a separate meter and have all electricity usage in excess of Building Standard Electricity Usage billed directly to Tenant by the public utility, including the cost of the meter. Also, in the event of an increase in the rate payable by Landlord to the public utility furnishing electricity and/or for sales, excise or similar tax thereon, and/or an increase in fuel adjustment charges in effect as of the date of this Lease, Landlord shall have the right to increase Tenant's Base Building Electricity Charge accordingly. Such increase shall not be subject to any markup for overhead and profit. Any such increase in Tenant's Base Building Electricity Charge shall become effective immediately upon notice from Landlord accompanied by supporting information indicating the excess quantity of electricity used by Tenant and/or the amount of the increase in electric rates or taxes or fuel adjustment charges by the public utility. Tenant shall bear the cost of maintaining the lighting fixtures and replacement of lamps, bulbs, tubes, ballasts and starters. Landlord reserves the right to discontinue furnishing electricity and require Tenant to procure electricity at Tenant's expense (excluding the cost of the meter which cost shall be borne by Landlord if Landlord elects to discontinue furnishing electricity) by arrangement with Commonwealth Edison Company or another local utility approved by Landlord; provided, however, that commencing on the date when Tenant receives such direct service and as

long as Tenant shall continue so to receive such direct service there shall be no Base Building Electricity Charge due from Tenant to Landlord.

(vi) **Security**: Landlord will provide a manned security desk in the Building lobby twenty-four (24) hours per day, seven (7) days per week. In addition, Landlord shall provide a security system activated by smart-card for Building access. Landlord shall provide each employee of Tenant with an initial smart-card for access through the Building security system at no cost to Tenant. The cost for additional smart-cards and for replacement of lost, stolen, or damaged smart-cards will be charged to Tenant at Landlord's prevailing standard charges. Smart-cards shall be returned to Landlord upon Tenant's vacation of the Premises, whether by termination of this Lease or Tenant's right to possession of the Premises or for any other reason. Smart-cards must be promptly returned to Landlord when an employee leaves the employ of Tenant. For any smart-cards not promptly returned, Tenant will be charged the cost of a replacement smart-card.

(b) Landlord does not warrant that any of the services above mentioned will be free from interruptions or failure whether due to any Force Majeure Event (hereinafter defined) or other event or matter. The occurrence of any failure, defect or interruption of, or change in the supply, character and/or quantity of any service furnished to the Premises for any reason shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Related Party (hereinafter defined). Provided, however, if as a result of an act or omission of Landlord or any Related Party and not caused in whole or in part by Tenant or any Related Party or any Tenant Invitees (hereinafter defined), and not due in whole or in part to a Force Majeure Event, there is a failure of Landlord to provide any services under this Section 6 required to be provided solely by Landlord (as distinguished from a third party provider such as a utility company including, without limitation, electricity or water), and if such failure shall render the Premises Untenantable for five (5) consecutive business days, and if on account of such Untenantability Tenant cannot and does not occupy the Premises, then for so long as the Premises are Untenantable and Tenant cannot and does not occupy the Premises on account of such Untenantability Base Rent, Adjusted Rent and Base Building Electricity Charge hereunder with respect to the Premises shall abate beginning on the first (1st) business day following the date of such Untenantability and continuing until such failure is cured and the Premises is made tenantable (that is, the Premises are no longer Untenantable), whether or not Tenant shall reoccupy the Premises. **"Untenantable"** means that all or any material portion of the Premises is not usable or not accessible by reason of damage or interruption of services for the normal conduct of business, other than temporarily in the event of a Force Majeure Event or other emergency or during construction activities required by law or the terms of this Lease or otherwise necessary or desirable, and Tenant, by reason thereof, cannot and does not occupy and use the Premises. Landlord shall use commercially reasonable efforts to minimize any failure, delay, interruption or diminution in furnishing any service described herein.

(c) Notwithstanding anything contained in this Lease which might be construed to the contrary, any services, supplies, maintenance or repair work, or other tasks performed by Landlord or its employees, contractors or agents which are either requested by Tenant or benefit solely Tenant and/or the Premises or which Landlord is entitled to undertake on Tenant's behalf under this Lease because Tenant has failed to take any action as required by this Lease or otherwise (**"Special Services"**) shall be subject to a fifteen percent (15%) administrative charge (the **"Administrative Charge"**). In no event shall after-hours HVAC services be considered a Special Service or subject to an Administrative Charge. Without limiting the generality of the foregoing, each reference in this Lease to Landlord's recovery of its cost of any item, service, task or matter

constituting a Special Service shall be deemed to include the Administrative Charge (even if not specifically stated), unless the Administrative Charge is specifically excluded as to a specific Special Service or another amount is stated as an additional or administrative charge as to such Special Service.

7. LANDLORD'S TITLE:

Landlord's title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do, cause to be done, or suffer or permit, any act, which can, shall or may encumber the title of Landlord in and to the Premises, the Building or the land described on **Exhibit A**, nor shall the interest or estate of Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law, by virtue of any express or implied contract by Tenant or others, or by reason of any other act or omission of Tenant or any Tenant Related Party or Tenant Invitee. Any claim to, or lien upon, the Premises, the Building or the land described on **Exhibit A** arising from any act or omission of Tenant or any Tenant Related Party or Tenant Invitee shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises, the Building and the land described on **Exhibit A**. Without limiting the generality of the foregoing, Tenant shall not permit the Premises, the Building or the land described on **Exhibit A** to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or the Premises or claimed to have been furnished to Tenant or the Premises in connection with work of any character performed or claimed to have been performed on the Premises or in the Building by, or at the direction or sufferance of, Tenant, and in the event of the filing of any such lien, Tenant shall immediately pay and discharge the same on demand, failing which Landlord may (but shall have no obligation to) pay and satisfy the same, in which event the amount so paid by Landlord together with all costs (including, without limitation, reasonable attorneys' fees) incurred by Landlord shall be immediately paid to Landlord as additional Rent on demand; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claimed lien if, and only if, Tenant shall within sixty (60) days after the filing of any such lien obtain from Landlord's title insurer title insurance insuring over such lien or a title indemnity indemnifying Landlord and any mortgagee against loss or damage on account of such lien in form and amount satisfactory to Landlord and any mortgagee. While any such proceedings are pending, so long as the foregoing conditions continue to be met, including continuing good faith and diligence, Landlord shall not pay, remove or cause to be discharged the lien being contested. Tenant further agrees that each such contest shall be promptly prosecuted to a final conclusion. Tenant shall pay, indemnify, defend (with counsel reasonably acceptable to Landlord and any mortgagee) and hold harmless Landlord and its Related Parties against, any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses, including attorneys' fees and expenses incurred to monitor any such proceedings if reasonably deemed necessary by Landlord or its mortgagee) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together will all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof. The obligations of Tenant under this Section 7 shall survive the expiration or earlier termination of this Lease.

8. CERTAIN RIGHTS RESERVED TO THE LANDLORD:

Landlord reserves the following rights exercisable without notice (except as specifically provided herein) and without liability to Tenant (except as provided by law):

(a) to change the name or street address of the Building upon reasonable prior notice to Tenant;

(b) to install and maintain signs on the exterior and interior of the Building;

(c) to designate all sources furnishing sign painting and lettering supplies used on the Premises;

(d) to enter or permit its agents, contractors and representatives to enter the Premises to inspect the Premises, to clean or make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises, and to show the Premises to prospective purchasers or mortgagees or prospective mortgagees of the Building, and to prospective tenants during the last nine (9) months of the Term. Except in emergencies or to provide Janitor Services and other building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which notice may be given verbally. Any such entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. In undertaking any entry to the Premises to perform repairs, inspect or show the space as permitted by this Lease, Landlord shall use reasonable efforts to avoid (and if it cannot avoid, to minimize) interference with Tenant's use or occupancy of the Premises in connection therewith and Tenant shall have the right to accompany Landlord and Landlord's representatives during any such entry;

(e) to continuously have pass keys to the Premises, and to enter the Premises without notice during times of emergency or as otherwise provided in this Lease;

(f) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, provided such exclusive right does not restrict Tenant from using the Premises for the Permitted Use;

(g) to (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, structural features, wires and appurtenant meters and equipment within demised premises (including the Premises), common areas and other portions of the Building (provided, however, in no event shall any such installation be permitted if the usable square footage of the Premises would be materially reduced as a result thereof); (ii) make changes to the design and layout of the Building including, without limitation, changes to common areas, entrances, elevators, escalators, loading and unloading areas, landscaped areas and walkways (provided, however, in no event shall any such changes be permitted if access to the Premises would be materially impaired as a result thereof); and (iii) use or close the common areas and/or other portions of the Building (provided, however, in no event shall any such use or closure be permitted if access to the Premises would be materially impaired as a result thereof);

(h) to modify, reallocate or suspend HVAC and other services to the Premises and/or the common areas due to emergencies, interruptions of service, demand by tenants or other third parties and Force Majeure Events; provided such right with respect to demands by tenants or

other third parties does not materially and adversely interfere with Tenant's conduct of its business in the Premises for the Permitted Use;

(i) subject to the limitations contained in clause (d) above, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or Landlord's interests, or as may be necessary or desirable in the operation of the Building; and

(j) from time to time to make and adopt (and thereafter modify, supplement or amend) such reasonable rules and regulations for the protection and welfare of the Building and its tenants and occupants as Landlord may reasonably determine, and Tenant agrees to abide by all such rules and regulations, provided such rules and regulations do not materially and adversely affect any rights granted to Tenant under this Lease and provided that Landlord shall not enforce any such rules and regulations against Tenant in a discriminatory manner.

9. QUIET ENJOYMENT:

Landlord covenants that, so long as Tenant shall pay all Rent and perform all of the other terms and conditions of this Lease to be performed by Tenant, and shall not otherwise be in default hereunder beyond any applicable notice and cure period, Tenant shall be entitled to lawfully, quietly and peacefully have, hold, occupy and enjoy the Premises during the Term of this Lease (as it may be extended or renewed) without hindrance or interference by Landlord or any person claiming by or through Landlord, subject to the terms hereof.

10. WAIVER OF CLAIMS AND INDEMNITY:

(a) **Certain Definitions.** For purposes of this Lease, "**Related Parties**" shall mean, with respect to either Landlord or Tenant and their respective Affiliates (hereinafter defined), and all of their respective employees, agents, shareholders, directors, officers, partners, limited liability company members and limited liability company managers, of any tier, and their respective successors and assigns, and all of their respective employees, agents, shareholders, directors, officers, partners, members and managers, and their respective successors and assigns, of any tier, as applicable (each a "**Related Party**"). Mortgagees of the Building shall be Landlord Related Parties. "**Tenant Invitees**" shall mean all clients, customers, service providers, contractors, subtenants, licensees and other invitees of Tenant. "**Affiliates**" means with respect to a party (i) any corporation or other entity that is a direct or indirect parent or subsidiary of that party, and (ii) each individual, corporation or other entity that controls, is controlled by, or under common control of a direct or indirect parent of such party. For purposes of the definition of "**Affiliates,**" "control" shall mean ownership of fifty percent (50%) or more of the voting stock or other legal and equitable interest in the entity in question.

(b) **Waivers.** To the extent permitted by law, and except to the extent arising out of or resulting from the negligence or willful misconduct of Landlord or any Landlord Related Party, and in addition to (and not in limitation of) the waiver set forth in Section 23(d) of this Lease, Tenant hereby releases Landlord and Landlord Related Parties from and waives all claims for damage to person or property sustained by Tenant or any Tenant Related Party or Tenant Invitee caused by or arising from (i) the Building or Premises or any part of either or any equipment

or appurtenance therein becoming out of repair, (ii) any accident in or about the Building, (iii) directly or indirectly, any act or neglect of any tenant or other occupant of the Building or of any other person in or about the Premises or other portions of the Building, (iv) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or broken glass, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, plumbing fixtures or appliances or from the roof, street or subsurface or from any other place, or resulting from dampness or the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, excessive heat or cold, sewage, odors or noise, (v) construction work in or about the Building, or (vi) any other cause or matter whether similar or dissimilar to the foregoing but not specifically mentioned.

(c) **Tenant Indemnity.** To the extent permitted by law, and except for claims (i) arising out of or resulting from the negligence or willful misconduct of Landlord or any Landlord Related Party, or (ii) waived by Landlord under Section 23(d) of this Lease, Tenant agrees to defend, indemnify and hold harmless Landlord and Landlord Related Parties from and against any and all damage, loss, claims, demands, liability, fines, penalties, costs and expenses of every kind and nature (including, but not limited to, reasonable attorneys' fees incurred by Landlord or any Landlord Related Party in enforcing the terms, provisions and conditions of this indemnity and/or defending any claim, suit, action or proceeding) arising out of or resulting from: (A) the use or occupancy or manner of use or occupancy of the Premises by Tenant, Tenant Related Parties and Tenant Invitees; (B) injuries and property damage sustained in the Premises or elsewhere in the Building as a result of the exercise by Tenant and/or any of its Related Parties or any Tenant Invitees of the rights granted hereunder, (C) any negligent or willful act or omission of Tenant or its employees, agents or any other Tenant Related Parties or any Tenant Invitees, (D) Landlord being made a party to any suit, action or proceeding solely by reason of any act or omission on the part of Tenant, Tenant Related Parties or Tenant Invitees, and (E) any violation of Section 15, including, without limitation, the presence or release of any Hazardous Materials on, from, under or about the Premises, the Building or other properties as the result of Tenant's occupancy of the Premises during the Term. If any such proceeding or action described in clause (D) of the preceding sentence is brought against Landlord or any of its Related Parties, Tenant covenants to defend Landlord and Landlord Related Parties in such proceeding at Tenant's sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord.

(d) **Landlord Indemnity.** To the extent permitted by law, and except for claims (i) arising out of or resulting from the negligence or willful misconduct of Tenant, any Tenant Related Party or Tenant Invitee or breach of Tenant's obligations under this Lease, or (ii) waived by Tenant under Section 23(d) of this Lease, Landlord agrees to defend, indemnify and hold harmless Tenant and Tenant Related Parties from and against all liability to third parties arising out of (A) any negligent or willful act or omission of Landlord or its employees, agents or any other Landlord Related Parties with respect to its obligations under this Lease, or (B) Tenant being made a party to any suit, action or proceeding solely by reason of any negligent act or omission on the part of Landlord or Landlord Related Parties. If any such proceeding or action described in clause (B) of the preceding sentence is brought against Tenant or any of its Related Parties, Landlord covenants to defend Tenant and Tenant Related Parties in such proceeding at Landlord's sole cost by legal counsel reasonably satisfactory to Tenant, if requested by Tenant.

(e) **Limitation of Damages.** Notwithstanding any other provision of this Lease, neither Landlord nor any Landlord Related Parties shall be liable to Tenant, any Tenant Related Party or any Tenant Invitee for (i) any damages or injuries suffered by any such party to the extent resulting from or caused by a Force Majeure Event, or (ii) any special, indirect or consequential

damages (such as, without limitation, interruption of business, loss of income or loss of opportunity). For purposes hereof, "**Force Majeure Event**" means war, insurrection, acts of terrorism, civil commotion, rebellion, riots, fire, earthquake, explosion, hurricane, flood, the elements, acts of God or the public, Government actions, requirements or restrictions, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord (or Tenant, as applicable) to obtain fuel, utilities, supplies or labor, planned or intentional action by any person resulting in fire, explosion or panic, or any other cause or causes beyond the reasonable control of Landlord or a Landlord Related Party (or Tenant or a Tenant Related Party, as applicable).

(f) **Survival.** The foregoing waivers and indemnities shall survive the expiration or earlier termination of this Lease.

11. HOLDING OVER:

If Tenant retains possession of the Premises or any part thereof after the expiration or termination of the Term by lapse of time or otherwise, Tenant shall pay Landlord Monthly Base Rent and the monthly installment of Adjusted Rent calculated at a rate of one and one-half (1-1/2) times the Monthly Base Rent and Adjusted Rent as of the date of termination or the Expiration Date, as applicable. Tenant shall also continue to pay the Base Building Electricity Charge. The Adjusted Rent installments paid shall not be subject to audit rights or readjustment upon determination of actual Operating Expenses including Real Estate Taxes. If Tenant remains in possession of the Premises, or any part thereof, after the expiration or termination of the Term by lapse of time or otherwise, such holding over shall constitute a tenancy at sufferance on a month-to-month basis unless Landlord otherwise elects. The provisions of this Section 11 do not waive Landlord's rights of reentry or any other right hereunder, at law (including, without limitation, all damages, consequential as well as direct) or in equity provided, however, Tenant shall only be responsible for consequential or punitive damages if Tenant retains possession of the Premises or any portion thereof for more than thirty (30) days following the expiration or termination of the Term. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise.

12. ASSIGNMENT AND SUBLETTING:

(a) Except as provided hereinafter in connection with an assignment of this Lease or a sublease of a portion or all of the Premises, Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "**Transfer**"). Notwithstanding the foregoing, Landlord shall not unreasonably withhold or delay but may reasonably condition its consent to an assignment of this Lease or a sublease of all or a portion of the Premises subject to the conditions hereinafter. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (i) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (ii) the proposed transferee's business is not suitable for the Building considering the business of the other tenants of the Building and/or the Building's prestige, or would result in a violation of another tenant's rights; (iii) the proposed transferee is a governmental agency, school or other educational use or tenant or occupant of the Building; (iv) Tenant is in default under this Lease; (v) any portion of the Building or Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer or the proposed Transfer would violate any laws, or (vi) the proposed transferee has been censured for improper trading practices by Board of Trade of the City of Chicago, Inc. or the

Chicago Mercantile Exchange or any other commodity or stock exchanges or any related entity, or censured or disciplined by any society or trade organization of which the proposed transferee is a member, or any licensing or governmental or regulatory body licensing or regulating Tenant's business. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer, and Tenant's sole remedy in the event that Landlord shall withhold its consent to any Transfer shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Section 12 shall, at Landlord's option, be void and constitute a default under this Lease. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer including any Permitted Transfer (hereinafter defined) release or relieve Tenant from any obligation under this Lease.

(b) If Tenant shall desire to assign this Lease or sublease a portion or all of the Premises, Tenant shall give to Landlord not less than thirty (30) days' prior written notice before the proposed effective date of such proposed Transfer. As part of Tenant's request for Landlord's consent to such assignment or sublease, Tenant shall provide Landlord with general information respecting the proposed transferee and its business, financial information in form and content acceptable to Landlord for the proposed transferee, a complete copy of the proposed assignment or sublease and other contractual documents and such other information as Landlord may reasonably request with respect to such Transfer. Landlord, by written notice to Tenant within fifteen (15) business days of its receipt of such written notice and all of the required and requested information and documentation, shall advise Tenant as to whether Landlord will (i) consent to the Transfer by the execution of a consent agreement (to also be executed by both Tenant and the assignee or subtenant, as the case may be) in a form designated by Landlord, or (ii) withhold Landlord's consent to the Transfer. Whether or not Landlord shall consent to such proposed Transfer, Tenant shall pay Landlord a review fee of $750.00 for Landlord's review of any requested Transfer, and shall also pay all of Landlord's attorneys' fees in connection with any Transfer, not to exceed $2,000.00 in each instance unless the Transfer shall necessitate an amendment of this Lease or the preparation or negotiation of another related agreement or document (other than Landlord's standard consent documentation) in which case such limitation shall not apply.

(c) Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any such excess consideration within thirty (30) days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess consideration all reasonable and customary out of pocket expenses directly incurred by Tenant to unrelated third party providers attributable to the Transfer (other than Landlord's review fee and attorneys' fees), including without limitation marketing and brokerage fees, legal fees and expenses, cash inducements, construction and reconstruction costs, rent subsidies, lease assumption costs, moving allowances, tenant improvements and fit out costs, and furniture, fixtures and equipment paid for by Tenant, and other allowances and any other economic concessions or services actually paid to unrelated third party providers or provided to any transferee, provided that rent abatement or free rent shall not be included. If Tenant is in monetary default under this Lease, and Landlord nonetheless approves a sublease of all or a portion of the Premises, then Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess consideration).

(d) Tenant may (i) assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization, (ii) change the organizational form of Tenant (*e.g.*, from a limited liability company to a limited partnership, corporation, or partnership); and/or (iii) effect a reallocation of equity, ownership, voting or other interests in Tenant among the holders of ownership interests of Tenant without the consent of Landlord, provided that all of the following conditions are satisfied (a "**Permitted Transfer**"): (i) Tenant is not in default under this Lease; (ii) Tenant's successor shall own all or substantially all of the assets of Tenant and continue the operation of the business of Tenant in the Premises; (iii) Tenant's successor shall have a tangible net worth which is at least equal to the greater of Tenant's tangible net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; and (iv) Tenant shall give Landlord written notice at least fifteen (15) days prior to the effective date of the proposed Permitted Transfer (but if precluded by law or agreement of the parties to such Permitted Transfer to provide advance notice, then within a reasonable time after the effective date of such transfer). Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied and any other information or documentation that Landlord shall require in connection with the Permitted Transfer. If requested by Landlord, Tenant and Tenant's successor shall sign an assignment and assumption agreement as required by Landlord. In addition, Tenant shall pay to Landlord all of Landlord's attorneys' fees in connection with any Permitted Transfer, not to exceed $2,500 in each instance unless the Permitted Transfer shall necessitate an amendment of this Lease or the preparation or negotiation of another related agreement or document (other than Landlord's standard assignment and assumption documentation) in which case such limitation shall not apply.

(e) Landlord, or any successor owner of the Building, has the right to transfer or assign, in its sole discretion and without the consent of Tenant, its interest in the Building and in this Lease, and upon any such transfer or assignment Tenant shall look solely to such transferee or assignee for the performance of Landlord's obligations hereunder, provided that upon such transfer or assignment the transferee or assignee assumes all of Landlord's obligations and liabilities under this Lease as of the date of such transfer or assignment.

13. CONDITION OF PREMISES/ SURRENDER:

(a) Except as provided for elsewhere in this Lease and the exhibits attached hereto, Tenant's taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good order, condition and repair when Tenant took possession. Except as otherwise specifically provided in this Lease Tenant hereby accepts the Premises in its present condition, "as is." No promise of Landlord to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building, or the suitability, zoning or other characteristic of the Premises or the Building, or compliance with any laws, statutes, ordinances, rules, regulations, or codes has been made by Landlord to Tenant, unless the same is contained herein or made a part hereof. This Lease does not grant any rights to light or air over property.

(b) Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession of the Premises without termination of this Lease, Tenant shall (i) surrender and vacate the Premises and deliver possession thereof to Landlord in good condition and repair, and otherwise in tenantable condition, ordinary wear and tear, condemnation and damage by fire or other casualty (subject to the requirement that Tenant assign to Landlord any insurance proceeds with respect to any Premises Improvements (hereinafter defined)as provided in Section 17) excepted; (ii) deliver all keys and security access cards to the

Building and Premises to Landlord; (iii) remove all telephone systems, other communications systems, computer systems and security systems (**"Tenant's Systems"**) which were installed in the Premises by or for Tenant, but without interference with or damage to any cabling and data wiring in the Premises or Building (Tenant shall disconnect its cabling and data wiring under Landlord's supervision and in a professional manner such that the disconnected cabling and data wiring will remain usable by the next tenant occupying the Premises without need for repair. Tenant shall be obligated to remove at its cost cabling and data wiring which is unnecessarily cut or damaged when disconnected.), and repair any damage caused by the installation or removal thereof; (iv) remove from the Premises all of Tenant's trade fixtures, equipment, furniture and other personal property of Tenant, and repair all damage resulting from the installation or removal thereof; and (v) otherwise restore the Premises to a broom clean, good and tenantable condition. If Tenant fails to remove any of the property or installations as described in items (iii) and (iv) above, or clean, repair and restore the Premises as required, Landlord may (but shall not be required to) do so, and Tenant shall pay to Landlord as additional Rent the cost thereof, plus Administrative Charge to cover Landlord's overhead.

(c) All additions, fixtures, installations, alterations and improvements (other than Tenant's Systems, trade fixtures, equipment, furniture and other personal property, which Tenant shall remove from the Premises as provided in Section 13(b)) in or about the Premises, whether placed there by Tenant or by Landlord, and whether existing in the Premises at the time of the execution of this Lease, constituting initial improvements pursuant to this Lease or any work letter, or a subsequent alteration or addition (collectively, **"Premises Improvements"**), shall (unless the same are Required Removal Items (hereinafter defined) and Landlord directs their removal as provided below) remain in the Premises upon the expiration or termination of this Lease, or termination of Tenant's right of possession of the Premises, without compensation or credit to Tenant, and Tenant shall have no obligation to remove any Premises Improvements except for Required Removal Items. Tenant shall remove from the Premises such Required Removal Items as Landlord shall elect by notice to Tenant at the time of Landlord's approval of the plans therefor and repair all damage resulting from the installation or removal thereof and restore the Premises to an architectural whole and a broom clean, good and tenantable condition. In the event of Tenant's failure to do so, Landlord may remove such Required Removal Items as it has designated to be removed and so repair and restore the Premises as required, and in such event, Tenant shall reimburse Landlord for the costs of such removal and repair, plus Administrative Charge to cover Landlord's overhead, as additional Rent due upon Landlord's demand. As used herein, **"Required Removal Items"** shall mean Premises Improvements which are either Tenant Improvements or alterations, additions or other improvements made during the Term of this Lease as to which at the time of Landlord's approval of the plans therefor Landlord advised Tenant that it shall require removal thereof.

(d) Any and all property which may be removed from the Premises by Landlord pursuant to Section 13(b) above or pursuant to law shall be conclusively presumed to have been abandoned by Tenant, and in such event Landlord may, at its option: (i) accept title to such property, in which event Tenant shall be conclusively presumed to have conveyed such property to Landlord under this Lease as a bill of sale without any cost to Landlord therefor by setoff, credit or otherwise; (ii) at Tenant's expense, dispose of such property in any manner that Landlord shall choose; or (iii) at Tenant's expense, store such property. In no event, however, shall Landlord be responsible for the value, preservation or safekeeping of such property, except as and to the extent required by law.

14. ALTERATIONS:

Tenant shall not make any alterations in or additions to the Premises without Landlord's advance written consent in each and every instance, which consent Landlord shall not unreasonably withhold or delay (but may reasonably condition), except in the case of any proposed alterations or additions which may affect the Base Building (hereinafter defined), directly or indirectly, as to which Landlord may refuse its consent in its sole discretion. Landlord's decision to refuse consent to any alteration or addition in any instance shall be conclusive. If Landlord consents to such alterations or additions, Tenant shall furnish Landlord with plans and specifications, names and addresses of contractors and subcontractors, copies of contracts, necessary permits and indemnification in form and amount satisfactory to Landlord before commencement of the work or delivery of any materials into the Building. All additions and alterations shall be installed in a good, workmanlike manner, using only new materials of Building Standard as determined by Landlord, or higher quality. Whether Tenant furnishes Landlord the foregoing or not, Tenant hereby agrees to hold Landlord and its Related Parties harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions, including, without limiting the generality of the foregoing, liabilities which may arise out of failure to comply with any laws, statutes, ordinances, rules, regulations, or codes regulating or affecting construction, alterations or additions. Before commencing any work in connection with alterations or additions, Tenant shall furnish Landlord with certificates of insurance from all contractors and subcontractors performing labor or furnishing materials evidencing insurance coverage in accordance with the requirements set forth in **Exhibit E** or such other standard insurance requirements as may be in effect from time to time, and naming Landlord and its Related Parties as additional insureds, insuring Landlord and its Related Parties against any and all liabilities which may arise out of or be connected in any way with said additions or alterations. When performing any work in the Building, including but not limited to alterations, moving or other services, Tenant shall perform such work in a manner so as not to permit or allow any labor dispute or disruption, work stoppage, or picketing anywhere within or around the Building. Tenant shall pay the cost of all such alterations and additions and also the cost of decorating the Premises occasioned by such alterations and additions. Upon completing any alterations or additions, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations and additions shall comply with all applicable federal, state, county and municipal laws, statutes, ordinances, rules, regulations and codes. Only contractors and subcontractors on Landlord's approved list or otherwise approved in advance by Landlord in its sole discretion may be used for any such work. Tenant shall permit Landlord to monitor construction operations in connection with alterations or additions, and in connection therewith Tenant shall reimburse Landlord for all of its reasonable expenses, if any, and, in addition, Tenant shall pay to Landlord a construction management fee equal to five percent (5%) of the construction cost.

Notwithstanding the foregoing, upon prior written notice to Landlord and compliance with all of the other applicable requirements (such as, without limitation, insurance, union labor and other contractor requirements) of this Section 14, Landlord's consent shall not be required for any Minor Alterations. "**Minor Alterations**" are alterations that (a) are of a cosmetic nature such as painting, wallpapering, hanging pictures or installing carpet, (b) cost less than $50,000 in the aggregate, (c) will not materially affect the Base Building (including, without limitation, any mechanical, electrical, plumbing or life safety systems), directly or indirectly, and (d) do not require a building permit.

15. USE OF PREMISES:

(a) Tenant shall occupy and use the Premises during the Term for the Permitted Use specified in Section 1N and none other.

(b) Tenant shall not exhibit, sell or offer on the Premises or in the Building any article, thing or service except those articles, things or services essentially connected with the Permitted Use of the Premises.

(c) Tenant shall use the Premises in compliance with all federal, State and local laws, statutes, ordinances and governmental rules and regulations, and will not make or permit to be made any use of the Premises which may be dangerous to life, limb or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations.

(d) Unless otherwise specifically provided herein, Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building or which is visible outside the Premises any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises and on the Building directory boards, and then only such name or names and matter, and in such color, size, style, place and material, as shall first have been approved by Landlord in writing.

(e) Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, shall not use the name of the Building for any purpose other than that of the business address of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without in each case Landlord's express consent in writing.

(f) Tenant shall not obstruct, or use for storage or for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building.

(g) No bicycle or other vehicle and no dog or other animal (except for service animals for persons with disabilities) shall be brought into or permitted to be in the Building or any part thereof.

(h) Tenant shall not make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the Premises, and shall not create or maintain a nuisance thereon, and shall not disturb, solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building.

(i) Tenant shall not install any antennae or aerial wires inside or outside the Premises or the Building or install, employ or use any wireless technology or communications equipment (the foregoing collectively or individually referred to as "**Communications Equipment**") that interferes with wireless technology on the Chicago Mercantile Exchange/Chicago Board of Trade trading floor, or elsewhere in the Building. Tenant shall not install or use any Communications Equipment in the Building without, in each and every instance, the prior approval in writing by Landlord, which Landlord may refuse to approve in its sole

discretion. The use thereof, if permitted, shall be subject to the direction and control by Landlord to the end that others (including, without limitation, the Chicago Mercantile Exchange/Chicago Board of Trade trading floor) shall not be interfered with, disturbed or annoyed, and if any such interference, disturbance or annoyance shall occur, Landlord may require Tenant to modify or remove any part or all of its Communications Equipment at Tenant's sole cost and expense as may be necessary to eliminate such interference, disturbance or annoyance.

(j) Tenant shall not place or permit to be placed any article of any kind on the window ledges or on the exterior walls of the Building, and shall not throw or permit to be thrown or dropped any article from any window of the Building.

(k) Tenant shall not undertake to regulate any thermostat, and shall not waste water by tying, wedging or otherwise fastening open any faucet.

(l) No locks or similar devices shall be attached to any door or window except as provided in any plans for Tenant Improvements or alterations approved by Landlord. No keys (or key cards) for any door other than those keys (and key cards) provided by Landlord shall be made. Upon termination of this Lease or of the end of Tenant's possession Tenant shall surrender all keys (and key cards) of the Premises and shall make known to Landlord the explanation of all combination locks on doors, safes, cabinets and vaults.

(m)Tenant shall be responsible for the locking of doors and the closing of transoms and windows in and to the Premises. Landlord reserves the right to permanently lock any windows or transoms.

(n) Landlord will provide Building Standard blinds on all windows in the Premises. Any other window coverings shall be located inside of Building Standard blinds, shall be subject to approval by Landlord and shall be removed at or prior to the expiration of the Term. If Tenant desires and Landlord permits non-Building Standard blinds, shades, or other form of inside window coverings (no outside window covering or awning shall be permitted), or window ventilators or similar devices, they shall be furnished, installed and maintained at the expense of Tenant and must be of such shape, color, material and make as approved by Landlord.

(o) Tenant shall not overload any floor. Landlord may direct the routing and location of safes and other heavy articles. Safes, furniture and all large articles shall be brought through the Building and into the Premises only at such times and in such manner as Landlord shall direct, and at Tenant's sole risk and responsibility. Tenant shall not remove any property from the Building without first obtaining a property pass therefor. To obtain a property pass, Tenant shall list all furniture, equipment and similar articles to be removed from the Building, and the list must be approved at the Office of the Building or by a designated person before Building employees will permit any article to be removed.

(p) Unless Landlord gives advance written consent in each instance, Tenant shall not install or operate any boiler, machinery (other than normal office equipment), refrigerating equipment (other than conventional refrigerators), ice maker, vending machine, heating device or air conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein with the exception of microwave cooking of food for Tenant's own consumption, or use or permit to be brought into the Building any flammable oils or fluids such as gasoline, kerosene, naphtha or benzene, or use or permit to be brought into the Building any explosives or

other articles of a dangerous nature deemed hazardous to life, limb or property, such as, without limitation, guns or other weapons.

(q) Tenant shall not place or allow anything to be placed against or near the glass of exterior partitions or doors (if any) of the Premises which may diminish the light in, or be unsightly from, halls or corridors.

(r) Without the advance written consent of Landlord, Tenant shall not install in the Premises any equipment that uses a substantial amount of electricity. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

(s) Tenant acknowledges that no smoking is allowed in the Building. Tenant shall not permit its employees, agents, subtenants, licensees, Tenant Invitees or other occupants of the Premises to smoke within any portion of the Building. Tenant agrees to defend, indemnify and hold harmless Landlord and its Related Parties from and against any claims arising out of Tenant's breach of this covenant, including any fines imposed by the City of Chicago or other governmental authority.

(t) Tenant shall not bring, or allow any Tenant Related Parties to bring, or knowingly allow any Tenant Invitees to bring, into the Premises or the Building, any asbestos, petroleum or petroleum products, used oil, explosives, toxic materials or substances defined as hazardous wastes, hazardous materials or hazardous substances under any federal, state or local law or regulation (“**Hazardous Materials**”), except for Hazardous Materials used on the Premises which are reasonable and customary for the uses permitted in the Premises and which are stored in the usual and customary manner and quantities, and in compliance with all applicable environmental laws and regulations. In the event of any release of Hazardous Materials on, from, under or about the Premises or the Building by Tenant or its Related Parties or any Tenant Invitees or as the result of Tenant's occupancy of the Premises, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant's sole cost and expense, to clean up, remove, remediate and repair any soil or groundwater contamination or other damage or contamination in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice (i) of any breach of this Section 15(t), or (ii) upon receiving any notices from governmental agencies or other parties pertaining to Hazardous Materials which may affect the Premises or the Building. Landlord shall have the right from time to time, but not the obligation, to enter upon the Premises to conduct such inspections and undertake such sampling and testing activities as Landlord reasonably deems necessary or desirable to determine whether Tenant is in compliance with this provision and/or to respond to a complaint of another tenant of the Building or any governmental authority. Landlord represents and warrants to Tenant that, as of the Effective Date, Landlord has no knowledge of any violation of any applicable environmental laws with respect to the Premises, or the Building, that remains uncured. In the event a notice of violation of any applicable environmental law is received by Landlord related to the Premises or the Building, following the date of this Lease, then Landlord shall take the steps necessary to comply with such law (and in connection therewith, will use commercially reasonable efforts to minimize disruption to the business being conducted in the Premises), except to the extent that the violation is caused by Tenant or its Related Parties or any Tenant Invitees or to the extent the violation is the responsibility of Tenant under this Section 15(t).

(u) To the extent required by applicable law, Tenant shall be responsible for compliance, at its expense, with the Americans With Disabilities Act of 1990, as amended from time to time, Public Law 101-336; 42 U.S.C. §§12101, et seq., and any similar state or local law, statute, ordinance, rule or regulation governing access for the disabled or handicapped (collectively the "**ADA**") and any other accessibility requirements with respect to the Premises.

(v) In addition to all other liabilities for breach of any covenant of this Section 15, Tenant shall pay to Landlord all damages caused by such breach and shall also pay to Landlord an amount equal to any increase in any insurance premium or premiums caused by such breach. In addition to any other remedies of Landlord for any breach of any covenant of this Section 15, the breach of any covenant of this Section 15 may be restrained by injunction.

16. MAINTENANCE AND REPAIRS:

(a) During the Term, except as provided in Sections 17 and 18, Tenant shall, at Tenant's cost, keep the Premises in good condition and repair. Tenant's work under this Section 16 shall be performed in full compliance with all applicable laws (including, without limitation, the ADA and any other accessibility requirements), statutes, ordinances and governmental rules, regulations and codes, and in a good and workmanlike manner with materials of at least the standard of the quality of the Building, and in accordance with all of Landlord's insurance and contractor requirements including, without limitation, as set forth in Section 14 of and **Exhibit E** to this Lease and as otherwise promulgated by Landlord from time to time. If Tenant fails to perform any of Tenant's obligations under this Section 16 after Landlord gives to Tenant written notice of any such failure and allows Tenant a reasonable opportunity to perform such obligations, in no event to exceed thirty (30) days after written notice from Landlord, then Landlord may (but shall not be required to) perform such obligations and Tenant shall reimburse Landlord for the reasonable cost of such performance plus Administrative Charge within thirty (30) days after the date Landlord provides to Tenant an invoice therefor. Subject to Section 8(d), Landlord may enter the Premises to perform such obligations upon giving to Tenant reasonable prior verbal notice (in cases of emergency, only such prior notice as is practicable, if any, shall be required) without liability to Tenant for any loss or damage incurred as a result of such entry, except as and to the extent provided by law.

(b) During the Term, except as provided in Sections 17 and 18, Landlord shall repair, maintain and replace, if necessary, all portions of the Base Building (hereinafter defined) and otherwise maintain the Building (including, without limitation, all portions of the common areas [including, without limitation, concourses, pedestrian passageways, escalators, elevators, elevator lobbies, restrooms on multi-tenant floors and the restrooms located on Tenant's floor], loading docks, the exterior plate glass, communications riser systems and other Building systems) in good order and condition according to the standards prevailing for comparable office buildings in the downtown Chicago area and in full compliance with all applicable laws (including, without limitation, the ADA and other accessibility requirements), statutes, ordinances and governmental rules, regulations and codes. Except in the case of an emergency, Landlord shall use commercially reasonable efforts to minimize disrupting the ordinary conduct of Tenant's business in the Premises in performing Landlord's duties under this Section 16(b).

(c) At any time or times, Landlord, either voluntarily or pursuant to governmental requirement, may make repairs, alterations or improvements in or to the Building or any part thereof, including the Premises, and during the performance of such repairs, alterations or improvements, may close entrances, doors, corridors, elevators or other facilities, all without any

liability to Tenant by reason of interference, inconvenience or annoyance. Landlord shall use commercially reasonable efforts to minimize disruption to Tenant caused by such repairs, alterations or improvements. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley. Tenant shall pay Landlord for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the Premises are at Tenant's request performed after Normal Business Hours.

17. DAMAGE OR DESTRUCTION:

If the Premises or the Building are made Untenantable by fire or other casualty, Landlord may elect:

(a) if such damage or destruction is incapable of repair or restoration within one hundred eighty (180) days from commencement thereof (as determined by Landlord's architect), to terminate this Lease as of the date of the fire or casualty by notice to Tenant given within thirty (30) days after the date of such fire or other casualty, or

(b) to repair and restore the damage to structural portions of the Building and its roof and the mechanical, electrical, plumbing, life safety and other systems and equipment of the Building (collectively, the "**Base Building**") in the Building or the Premises, as the case may be, at Landlord's expense within one hundred eighty (180) days after Landlord is enabled to take possession of the Premises and undertake repairs and restoration, in which event this Lease shall not terminate but Base Rent, Adjusted Rent and Base Building Electricity Charge shall be abated on a per diem basis during the period from the date of the fire or casualty through the date that the Premises remain Untenantable.

(c) Repair and Restoration of the Premises Improvements shall be made at the sole cost and expense of Tenant. As a condition precedent to Landlord's undertaking to repair and restore any Premises Improvements for or on behalf of Tenant, Tenant shall (i) pay to Landlord upon demand a sum ("**Tenant's Restoration Payment**") equal to the cost, as estimated by Landlord's contractor, of repairing and restoring all Premises Improvements to their condition prior to the damage, less the amount, if any, of insurance proceeds to be received by Landlord from Tenant's insurance (which proceeds shall be paid or assigned to Landlord), or (ii) furnish to Landlord security ("**Restoration Security**") in form and amount reasonably acceptable to Landlord to secure Tenant's obligation to pay all costs of repairing and restoring all Premises Improvements to their condition prior to the damage, less the amount, if any, of insurance proceeds to be received by Landlord from Tenant's insurance (which proceeds shall be paid or assigned to Landlord). If Tenant shall fail to deliver to Landlord either Tenant's Restoration Payment or the Restoration Security, as applicable, within fifteen (15) days after Landlord's demand therefor, Landlord shall have no obligation to restore any Premises Improvements, and Tenant's abatement of Base Rent, Adjusted Rent and Base Building Electricity Charge shall cease when the repair and restoration of the Premises other than any Premises Improvements is substantially complete.

(d) If Landlord elects so to repair and restore the Building and Premises and does not substantially complete the work within the aforementioned one hundred eighty (180) day period, as extended for Force Majeure Events (as so extended, the "**Repair Period**"), then Tenant may terminate this Lease as of the date of the fire or other casualty by notice to Landlord given not later than ten (10) days following the expiration of the Repair Period, time being of the essence. In the event of termination of this Lease pursuant to this Section 17, Base Rent, Adjusted Rent and

Base Building Electricity Charge shall be apportioned on a per diem basis and be paid to the date of the fire or other casualty (and any such amounts prepaid by Tenant shall be promptly refunded by Landlord to Tenant), and the proceeds of any insurance covering and not theretofore used for the restoration of the Premises Improvements shall be paid or assigned to Landlord. The obligation to pay or assign such insurance proceeds respecting the Premises Improvements to Landlord shall survive the expiration or termination of this Lease.

18. CONDEMNATION:

If the Building, or any portion thereof which includes a substantial part of the Premises or which prevents the economical operation of the Building, shall be taken or condemned, temporarily or permanently, by the exercise of the power of eminent domain or similar governmental or quasi-governmental authority, the Term of this Lease shall end upon, but not before, the date when the possession of the part so taken shall be required, and without apportionment of the condemnation award. Base Rent, Adjusted Rent and Base Building Electricity Charge shall be apportioned as of the date of such termination (and any such amounts prepaid by Tenant shall be promptly refunded by Landlord to Tenant). If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, or the land under it, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days, notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of termination granted under this Section 18, and Tenant shall have no right to share in any condemnation award or in any judgment for damages (it being agreed that Landlord shall be entitled to receive the entire award, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall not be entitled to receive any part of such award) or to intervene in any condemnation proceedings, all such rights being hereby waived by Tenant. Notwithstanding anything to the contrary contained in this Section 18, Tenant shall have the right, if and to the extent allowed by law, except as limited hereinafter, to pursue a separate action against the condemning authority for any award which may be available under law separately to Tenant for Tenant's movable personal property and moving expenses (it being agreed, however, that no such separate action currently exists under Illinois law); provided, however, it is specifically acknowledged and agreed that no such separate action by Tenant or separate award shall diminish, directly or indirectly, or in any other respect, the award or recovery to which Landlord would otherwise be entitled in the absence of any such separate action by Tenant, and if such separate action could have such effect (of limiting or reducing Landlord's award in any respect), then Tenant shall not have the right to prosecute the same.

19. LANDLORD'S REMEDIES:

(a) All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity. Landlord shall have the right to exercise its default remedies under this Section 19 or as allowed by law upon the occurrence of any of the following:

(i) Tenant defaults in the payment of any installment of Monthly Base Rent, Adjusted Rent, including any Estimated Rent, or the Base Building Electricity Charge and such default is not cured within five (5) days following demand for payment of such amount, or Tenant

defaults in the payment of any other amount due under this Lease, and Tenant does not cure such payment default within ten (10) days after demand for payment of such amount;

(ii) Tenant defaults in the prompt and full performance of any other provision of this Lease, and Tenant does not cure the default within thirty (30) days (or forthwith if the default involves a hazardous condition) after written demand by Landlord that the default be cured, provided such cure period for such non-monetary default shall be extended (for up to an additional thirty (30) days, or sixty (60) days in the aggregate for cure) if the default is not capable of being cured within such cure period and Tenant commences to cure such condition within such thirty (30) day period and is thereafter diligently attempting to cure such non-monetary default, unless the default involves a hazardous condition, which shall be cured forthwith upon Landlord's demand;

(iii) any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against Tenant, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Tenant insolvent or unable to pay Tenant's debts, and in the case of an involuntary petition or proceeding, the petition or proceeding is not dismissed within forty-five (45) days from the date it is filed;

(iv) the leasehold interest of Tenant be levied upon under execution or be attached by process of law;

(v) Tenant makes an assignment for the benefit of creditors, or if a receiver be appointed for any property of Tenant; or

(vi) Tenant abandons the Premises without paying Rent and is otherwise in compliance with all the provisions of this Lease.

If Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of this Lease on two (2) occasions during any twelve (12) month period, then no further notice or grace period shall be required upon Tenant's subsequent violation of such term, provision or covenant and such default shall not be subject to any grace period to permit cure by Tenant. Any demand for payment of Rent made by Landlord shall constitute a notice under the Illinois Forcible Entry and Detainer Act (735 ILCS 5/9-101 *et seq.*), as amended.

(b) Upon the occurrence of any event described in subsection (a), Landlord may, if Landlord so elects, but not otherwise, upon notice to Tenant, either forthwith terminate this Lease and Tenant's right to possession of the Premises or, without terminating this Lease, forthwith terminate Tenant's right to possession of the Premises. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of this Lease, Tenant shall immediately surrender possession to Landlord and vacate the Premises. Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without (if lawful) process of law and to repossess Landlord of the Premises as of Landlord's former estate, to expel or remove Tenant and any others who may be occupying or be within the Premises, and to remove any and all property therefrom, using such force as may be lawful, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

(c) At any time after Landlord is entitled to exercise its default remedies hereunder, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subsection (b) of this Section 19, without such entry and possession terminating this Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay Rent for the full Term unless otherwise specifically provided herein. Upon and after entry into possession without termination of this Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person or entity other than Tenant, for such rent, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises and may redecorate the same to the extent deemed by Landlord necessary or desirable. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of the installments of Monthly Base Rent, Adjusted Rent, including Estimated Rent, and Base Building Electricity Charge and any other amounts becoming due under this Lease, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand; but if the consideration so collected from any such reletting is more than sufficient to pay the full amount of the Rent reserved herein together with the costs and expenses of Landlord, Tenant shall not be entitled to any such excess. If Landlord elects to terminate this Lease, Landlord shall be immediately entitled to recover as damages an amount equal to the then present value at a discount rate equal to the Prime Rate of the Rent due under this Lease for the residue of the stated Term hereof, less the fair rental value of the Premises for the residue of the stated Term, plus all other amounts, expenses, costs and damages to which Landlord is then entitled under this Lease or pursuant to law.

(d) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

(e) In addition to the foregoing remedies for any default of Tenant, Landlord shall be entitled to any other remedies provided by law and, in addition, Landlord may enforce any of the provisions of this Lease by a suit or suits in equity for injunctive or other relief.

(f) If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, the prevailing party as to the central matter at issue shall be entitled to recover from the defaulting party all of such enforcing party's costs and expenses of enforcement including, without limitation, reasonable attorneys' fees. In addition, Tenant shall pay to Landlord all of Landlord's costs and expenses including, without limitation, reasonable attorneys' fees incurred by Landlord in any litigation, transaction, negotiation or other matter in which Tenant causes Landlord to be involved or concerned without Landlord's fault.

(g) Notwithstanding the foregoing, in the event of a Tenant default, Landlord shall mitigate its damages as and to the extent required by law.

(h) The following shall constitute "**Landlord Defaults**" by Landlord under this Lease:

(i) Landlord's failure to make any payment that this Lease obligates Landlord to pay (*e.g.*, an allowance), provided such failure continues for thirty (30) days after Tenant's written notice thereof to Landlord; and

(ii) Landlord's failure to perform any material, non-monetary obligations that this Lease requires Landlord to perform, provided such failure continues for thirty (30) days after Tenant's notice thereof to Landlord; and provided further, however, that if the default cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default, if within such thirty (30) day period, Landlord shall commence such cure and thereafter diligently prosecute the same to completion.

Upon the occurrence of a non-monetary Landlord Default, and subject to all rights of any mortgagee as provided in Section 22(q) of this Lease to cure, Tenant shall have all remedies available at law or in equity, including the right to seek an order for specific performance, on account of such non-monetary Landlord Default.

20. SUBORDINATION OF LEASE:

The rights of Tenant under this Lease shall be and are subject and subordinate at all times to the lien of any mortgage or mortgages now or hereafter in force against all or any portion of the Building and the land described on **Exhibit A** or the underlying leasehold estate, if any, and to all advances made or hereafter to be made upon the security thereof. The foregoing subordination shall be self-operative, but Tenant shall within fifteen (15) days following written request execute, acknowledge and deliver such further instruments subordinating this Lease to the lien or liens of any such mortgage or mortgages as shall be requested by Landlord or such mortgagee. In the event of Tenant's failure to execute, acknowledge and deliver any such further instruments subordinating this Lease as aforesaid, within such fifteen (15) day period, and if such failure shall continue for an additional five (5) days following written notice from Landlord of such failure, then at the option of Landlord, and not otherwise, such failure shall be a default under this Lease with no further grace period.

21. NOTICES:

All notices to be given under this Lease by either party shall be in writing and delivered in person or by United States certified or registered mail, return receipt requested, postage prepaid or by a recognized overnight courier service to the other party at the address set forth in **Exhibit G**. Notices shall be deemed given on the day of delivery or refusal of delivery if delivered in person, on the third (3rd) day after deposit with the United States Mail if delivered by certified or registered mail, return receipt requested, as described above, or one (1) business day after deposit with a nationally recognized overnight courier.

22. MISCELLANEOUS:

(a) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit.

(b) No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated. No express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated.

(c) In the absence of fraud, no person or entity executing this Lease in any representative or authorized capacity shall ever be deemed or held individually liable hereunder for any reason or cause whatsoever. Tenant represents and warrants to Landlord that (i) Tenant has full power and authority to enter into this Lease and abide by its terms and (ii) the individual signing this Lease on Tenant's behalf is authorized to bind Tenant to this Lease. If required by Landlord, Tenant will provide Landlord with a certified resolution of the entity constituting Tenant, an opinion of internal counsel or other documentation acceptable to Landlord confirming the authority of each individual signatory to bind the Tenant to this Lease.

(d) Tenant represents and warrants to and covenants with Landlord that (i) neither Tenant nor any of its Related Parties currently is, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the "**Anti-Terrorism Laws**"), including without limitation Executive Order No. 13224 Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department's Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN's OFAC Regulations), and/or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "**USA Patriot Act**"); (ii) neither Tenant nor, to Tenant's knowledge, any of its Related Parties is or shall be during the Term hereof a "**Prohibited Person**" which is defined as follows: (A) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as an SDN on the then-most current list published by OFAC at its official website, http://www.treas.gov/offices/eetffc/ofac/sdn/tl lsdn.pdf, or at any replacement website or other replacement official publications of such list, and (B) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws.

(e) The words "Landlord" and "Tenant" wherever used in this Lease shall be construed to mean the plural in all cases where there is more than one Landlord or Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to entities or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

(f) Provisions inserted herein or affixed hereto shall not be valid unless appearing in the duplicate original hereof held by Landlord. In the event of variations or discrepancies, Landlord's duplicate shall control.

(g) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives and successors and assigns; provided that in the case of Tenant only such assigns pursuant to an assignment made in accordance with this Lease.

(h) The headings of sections or subsections or paragraphs of this Lease are for convenience of reference only and do not limit or construe the contents of the sections, subsections or paragraphs, and shall be ignored in any construction thereof.

(i) Submission of this instrument for examination does not constitute a reservation of or option to lease the Premises. This instrument becomes effective as a lease only upon its execution and delivery by both Landlord and Tenant.

(j) All exhibits attached to this Lease are hereby made a part of this Lease as though inserted at length in this Lease.

(k) This Lease and the exhibits attached hereto are the entire understanding of the parties and the terms and provisions of this Lease shall only be modified or amended by a written instrument executed by both parties.

(L) THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES, AND LANDLORD AND TENANT HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION AND PROPER VENUE OF THE STATE COURTS IN COOK COUNTY, ILLINOIS. LANDLORD AND TENANT HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WITH RESPECT TO THIS LEASE.

(m)This Lease shall create the relationship of landlord and tenant between Landlord and Tenant. The parties hereto have no intention to create a joint venture, partnership, principal-agent relationship, or any other relationship other than that of landlord and tenant.

(n) Time is of the essence as to all of the provisions of this Lease.

(o) This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

(p) Neither Landlord nor any Landlord Related Parties, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations hereunder, Tenant shall look solely to Landlord's equity, interest and rights in the Building and the land described in **Exhibit A** for satisfaction of Tenant's remedies on account thereof, subject to the rights of any mortgagee.

(q) Notwithstanding anything to the contrary in this Lease, before exercising any rights, whether under this Lease, at law or in equity, on account of an alleged default by Landlord under this Lease, Tenant shall give any mortgagee of whom Tenant has been notified, notice of such default and a reasonable time (including such time as is necessary to take control of the Building) to cure any alleged default by Landlord.

(r) If any provision of this Lease, or its application to any person or entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or entity or circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(s) Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord and Tenant. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that during the Term it and the Tenant Related Parties shall not intentionally or voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other person or entity known by Tenant to be a tenant or active prospective tenant of the Building without the prior written consent of Landlord; provided, however, that Tenant may disclose the terms, to the extent reasonably necessary, (i) to prospective subtenants or assignees under this Lease so long as they agree in writing to be bound by the above, (ii) to Tenant's consultants, professionals, lenders, accountants, attorneys, partners, officers and employees and (iii) as required by law.

23. INSURANCE:

(a) Tenant shall, at its sole cost and expense, at all times during the Term of this Lease, maintain the following minimum insurance coverages: (i) broad form commercial general liability insurance (including contractual liability insurance covering Tenant's indemnity obligations under this Lease) in an amount not less than $3,000,000 per occurrence (which may be satisfied, in part, by umbrella coverage) and (ii) all risk insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage), with full replacement cost coverage, on all Premises Improvements, personal property, machinery, equipment, movable partitions, furniture and trade fixtures in the Premises, (iii) worker's compensation insurance in the amount required by statute, (iv) employer liability insurance in an amount not less than $1,000,000, (v) dram shop or host liquor liability insurance if and as required in an amount not less than $1,000,000, (vi) business interruption insurance in an amount sufficient to provide for not less than six (6) months of Tenant's operations, (vii) comprehensive automobile liability insurance at a limit of liability not less than $1,000,000 combined bodily injury and property damage for owned, non-owned and hired vehicles and (viii) such other insurance coverages or endorsements to policies or increases in limits of coverage of policies as are from time to time required by Landlord.

(b) All of Tenant's policies of liability insurance shall name Landlord and its Related Parties and Landlord's mortgagees, if any, as their interests may appear, as additional insureds, and shall contain a provision that the insurer will give a thirty (30) day notice of cancellation to the additional insureds. A certificate of insurance for all policies (including evidence of annual renewals) in effect shall be delivered to Landlord or its agent. All insurance required under this Section 23 shall be issued by good and reputable insurance companies qualified to do and doing business in the State of Illinois and otherwise acceptable to Landlord. All commercial general liability and property policies herein required to be maintained by Tenant will with respect to losses occurring in the Premises or with respect to which Tenant is primarily liable or contractually responsible be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

(c) Landlord shall maintain during the Term insurance for the Building and Landlord's operations therein with such coverages and deductibles as prudent owners of real property comparable to the Building customarily obtain and maintain from time to time, the cost of which shall be included in Operating Expenses. Notwithstanding anything herein to the contrary, Landlord agrees to maintain physical damage insurance insuring the Building on an "all risks" of physical loss or damage basis for the full replacement cost thereof excluding the cost of foundation, excavation, footings below grade level and other customary exclusions from full replacement cost coverage.

(d) Landlord and Tenant each hereby waive all claims against the other (and its Related Parties) for loss of or damage to the Building or the Premises or to the contents thereof, which loss or damage is covered by the all-risk and extended coverage property insurance required by this Section 23, or would have been covered had the applicable waiving party carried the insurance required by this Section 23, to the extent that such loss or damage is (or would have been) recoverable under said insurance (it being agreed for such purpose that any deductible amounts under such policies or self insured amounts shall be deemed to be covered or required hereunder to be covered by insurance and would have been recoverable). Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company that has issued, or in the future may issue, to such party a policy of all risk extended coverage property insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to waive subrogation claims and prevent the invalidation of said insurance coverage by reason of said waiver by Landlord or Tenant, as applicable.

24. CONSTRUCTION OF TENANT IMPROVEMENTS:

The parties intend that certain initial improvements shall be made in and to the Premises (the "**Tenant Improvements**"), which Tenant Improvements shall be made subject to and in accordance with the terms and conditions set forth in the Work Letter attached hereto as **Exhibit D** (the "**Work Letter**").

25. BROKER:

Tenant represents that it has dealt directly with and only with the broker(s) specified in Section 1P ("**Broker**"), if any, as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and its Related Parties harmless from all claims of any other brokers or finders claiming to have represented Tenant in connection with this Lease. Landlord agrees to pay to Broker any commission due to Broker in connection with this Lease pursuant to separate agreement and indemnify and hold Tenant and its Related Parties harmless from all claims of Broker.

26. SUBSTITUTE PREMISES:

Landlord shall have the right, at any time during the Term (provided that Landlord may only exercise such right one (1) time during the initial Term of this Lease), upon not less than ninety (90) days' prior written notice to Tenant ("**Relocation Notice**"), to require Tenant to vacate the Premises and occupy space elsewhere in the Building on the same or a higher floor of approximately the same size and of similar configuration as the Premises with the same or similar views (the "**Substitute Premises**"). Landlord shall reimburse Tenant for the reasonable out-of-

pocket costs and expenses incurred by Tenant in moving its furniture and furnishings to the Substitute Premises upon Tenant's furnishing Landlord with satisfactory proof thereof. Landlord agrees to use reasonable efforts to provide Substitute Premises having substantially the same number of exterior offices and number of perimeter windows as the Premises. If Landlord moves Tenant to the Substitute Premises, this Lease and each of the terms, covenants and conditions hereof shall remain in full force and effect and be applicable to the Substitute Premises, and the Substitute Premises will thereafter be deemed to be substituted for the Premises as though Landlord had entered into an express written amendment of this Lease with respect thereto. Tenant shall vacate and surrender the Premises promptly (and, in any event, not later than fifteen (15) days) after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to this Section 26. Base Rent, Adjusted Rent, the Base Building Electricity Charge and Tenant's Proportionate Share will be adjusted in accordance with the rentable area of the Substitute Premises as reasonably determined by Landlord; provided that in no event shall Tenant's Rent on account of Base Rent, Adjusted Rent or Base Building Electricity Charge increase due to the Substitute Premises becoming the Premises.

Landlord shall have no liability to Tenant by reason of any such relocation, including as a result of any inconvenience or interference with Tenant's business, but Landlord shall, at Landlord's expense, furnish and install in the Substitute Premises fixtures, equipment (including telecommunications/data equipment and cabling) and improvements at least equal in kind and quality to those contained in the Premises at the time the Relocation Notice is given by Landlord. Tenant shall cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section 26 and the prompt surrender by Tenant of the Premises. Without limiting the generality of the preceding sentence, Tenant shall:

(a) provide to Landlord promptly any approvals or instructions and any plans and specifications or any other information reasonably requested by Landlord, and

(b) promptly perform in the Substitute Premises any work to be performed therein by Tenant to prepare the same for Tenant's occupancy.

27. GUARANTY / FINANCIAL STATEMENTS:

(a) Contemporaneously with the execution and delivery of this Lease, Teton Advisors, Inc., a Delaware corporation (the "**Guarantor**") shall execute and deliver to Landlord a guaranty (the "**Guaranty**") in favor of Landlord of the payment and performance of all obligations of Tenant under the Lease, as the same may be amended, in the form attached hereto as **Exhibit H.**

(b) Upon Landlord's written request (made not more frequently than once in any calendar year unless requested by any mortgagee, ground lessor, or prospective mortgagee or ground lessor or by any prospective purchaser of the Premises, the Building or the land described in **Exhibit A**), provided that Landlord and any mortgagee or ground lessor, or prospective mortgagee or ground lessor, or any prospective purchaser of the Premises, the Building or the land described in **Exhibit A** shall execute a reasonable confidentiality agreement in favor of Tenant, Tenant shall deliver to Landlord financial statements (the "**Financial Statements**") setting forth the financial condition of Tenant as of the date specified in such Financial Statements, together with a written certification from an executive officer of Tenant that to the best of Tenant's knowledge, said Financial Statements are true, correct and complete, and fairly represent the financial condition of Tenant as of the date of certification.

28. ESTOPPEL STATEMENT:

Within fifteen (15) days after receipt of a written request, Tenant will execute, acknowledge and deliver to Landlord a certificate upon which Landlord and each existing or prospective mortgagee or prospective purchaser of the Building may rely confirming the following (or specifying any exceptions to the following) as of the date of such certificate:

(a) The Commencement Date and Expiration Date;

(b) The documents that constitute the Lease, and that the Lease is unmodified and in full force and effect;

(c) The date through which Base Rent, Adjusted Rent and the Base Building Electricity Charge has been paid;

(d) To the knowledge of Tenant, that neither Landlord nor Tenant is in default under this Lease or if such is not the case, indicating those defaults known or believed by Tenant to exist;

(e) Tenant and its employees are the sole occupants of the Premises other than any subtenants identified in such certificate; and

(f) Such other matters concerning this Lease, the status of Tenant's performance hereunder or Tenant's use and occupancy of the Premises that Landlord or any existing or prospective mortgagee or prospective purchaser may reasonably require.

In the event of Tenant's failure to execute, acknowledge and deliver any such certificate within such fifteen (15) day period, and if such failure shall continue for an additional five (5) days following written notice from Landlord of such failure then (i) such certificate prepared by Landlord shall be deemed approved by Tenant and Tenant shall be bound thereby and (ii) at the option of Landlord and not otherwise, such failure shall be a default under this Lease with no further grace period entitling Landlord to exercise its remedies as provided in Section 19 of this Lease.

29. EXTENSION OPTION

Tenant shall have the option (the "**Extension Option**") to extend the Term of the Lease for one (1) consecutive period of five (5) years (the "**Extended Term**"), which would, if elected, commence on December 1, 2023, and expire on November 30, 2028, subject to earlier termination as provided in this Lease, and subject to and conditioned upon the following terms and conditions:

(a) (i) Tenant's right to exercise the Extension Option shall be subject to the conditions that at the time of exercise of the Extension Option this Lease shall be in full force and effect, Tenant's right of possession of the Premises shall not have been terminated and Tenant shall not then be in default, and (ii) the occurrence of the commencement of the Extended Term shall be subject to the conditions that this Lease shall be in full force and effect, Tenant's right of possession of the Premises shall not have been terminated and Tenant shall not then be in default; provided, however, Landlord may at its option waive any of the conditions set forth in this subsection (a). In addition, if Tenant shall be a successor to the named Tenant in this Lease pursuant to an assignment (that is, an assignee of the named Tenant), or if Tenant shall have subleased all or substantially all

of the Premises other than in the case of a Permitted Transfer, then the named Tenant or such successor Tenant by assignment, as the case may be, shall have no right to exercise the Extension Option.

(b) The Extended Term shall be upon the same terms, covenants and conditions as are contained in this Lease, except that (i) Base Rent and concessions shall be the prevailing market rate for renewing tenants of similar space in the Building and similar buildings in the Chicago Loop office building market, as determined by the procedure set forth in clause (h) below (the "**Prevailing Market Rate**"); (ii) no provisions respecting tenant improvements or allowances therefor shall apply except as and to the extent reflected in the Prevailing Market Rate; and (iii) this Section 29 shall not apply to the extent that the effect would be to grant any further extension options beyond the Extension Option.

(c) The Extended Term, if elected, shall be an extension of the Lease Term with respect to the entire Premises as then constituted (including, without limitation, any additional Premises that have been added to the Premises), and Tenant shall have no right to exercise the Extension Option for the Extended Term as to less than all of the then Premises.

(d) Tenant shall exercise the Extension Option for the Extended Term by written notice of such exercise (the "**Extension Notice**") given by Tenant to Landlord on or before November 30, 2022, time being of the essence. Once Tenant shall have timely elected the Extension Option by giving the Extension Notice, except as otherwise provided in subparagraph (h) below, such election shall be irrevocable.

(e) Base Rent for the Extended Term shall be payable at the times and in the same manner as set forth in the Lease for the payment of Base Rent during the initial Term. In addition, Tenant shall pay Adjusted Rent and other Rent and charges including, without limitation, Base Building Electricity Charge, for the Extended Term for the Premises at the same times and in the same manner as provided in the Lease for the initial Term.

(f) Following the exercise by Tenant of the Extension Option, within thirty (30) days following written request by either Landlord or Tenant, Landlord and Tenant shall enter into an amendment of or supplement to this Lease confirming the terms, conditions and provisions applicable to the Extended Term, but the failure of either party to do so shall not affect the validity or effectiveness of Tenant's exercise of or obligations under the Extension Option.

(g) In the event that Tenant fails to timely and validly exercise the Extension Option for the Extended Term, the Term of this Lease shall terminate on November 30, 2023, unless earlier terminated as provided in this Lease.

(h) (i) Within thirty (30) days after receiving Tenant's Extension Notice, Landlord shall give Tenant notice of Landlord's determination of the initial Base Rent rate for the Extended Term (the "**Landlord's Base Rent Estimate**"), which shall reflect the Prevailing Market Rate. Within thirty (30) days after receiving Landlord's Base Rent Estimate, Tenant shall either (A) give Landlord written notice (a "**Binding Notice**") accepting Landlord's Base Rent Estimate, (B) give Landlord written notice (a "**Rejection Notice**") rejecting Landlord's Base Rent Estimate and providing Tenant's determination of the initial Base Rent rate for the Extended Term ("**Tenant's Base Rent Estimate**"; Landlord's Base Rent Estimate and Tenant's Base Rent Estimate are individually referred to as an "**Estimate**" or collectively as the "**Estimates**"), or (C) give Landlord written notice (a "**Termination Notice**") terminating Tenant's Extension Notice. If

Tenant fails to give Landlord a Binding Notice, a Rejection Notice or a Termination Notice within such 30-day period, Tenant shall be deemed to have given a Binding Notice. If Tenant timely gives a Termination Notice, then Tenant's Extension Notice shall be of no further force or effect. If Tenant timely gives Landlord a Rejection Notice together with the required Tenant's Base Rent Estimate, and if the higher of such Estimates is not more than 105% of the lower of such Estimates, the Prevailing Market Rate shall be deemed to be the average of the two Estimates. If the higher of such Estimates is more than 105% of the lower of such Estimates, then Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market Rate for the Extended Term. If, within thirty (30) days after timely delivery of a Rejection Notice together with the required Tenant's Base Rent Estimate (the "**Negotiation Period**"), the parties fail to agree in writing upon the Prevailing Market Rate, then the Prevailing Market Rate shall be determined by arbitration, in which event the provisions of clause (ii) below shall apply.

(ii) If the Prevailing Market Rate is to be determined by arbitration, then Landlord and Tenant shall, within seven (7) days after the expiration of the Negotiation Period each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market Rate for the Extension Term. Each appraiser so selected shall be a reputable commercial leasing broker having at least ten (10) years' experience within the previous 10 years as a commercial office leasing broker working in downtown Chicago, Illinois, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building, and shall be independent (*i.e.*, not have a conflict) of the party choosing such appraiser. If each party timely selects an appraiser above, the parties shall cause their respective appraisers to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market Rate for the Extension Term. The Estimate, if any, so agreed upon by such appraisers shall be binding on both parties as the Prevailing Market Rate for the Extension Term. If the appraisers fail to reach such agreement within twenty (20) days after their selection, then, within ten (10) days after the expiration of such 20-day period, the parties shall instruct the appraisers to select a third appraiser meeting the above criteria. Promptly upon selection of such third appraiser, the parties shall instruct such appraiser to determine, as soon as practicable but in any case within fourteen (14) days after his or her selection, which of the two Estimates most closely reflects the Prevailing Market Rate. Such determination by such appraiser (the "**Arbitrator**") shall be binding on both parties as the Prevailing Market Rate for the Extended Term. The parties shall share equally the cost of the Arbitrator. Any fees of any other appraiser, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such appraiser, counsel or expert.

[The remainder of this page is intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be executed, on the date first above written.

LANDLORD:	TENANT:
CHICAGO BT PROPERTY, LLC, a Delaware limited liability company	**KEELEY TETON ADVISORS, LLC,** a Delaware limited liability company
By: Chicago BT Mezz, LLC, a Delaware limited liability company, its sole member	By: [signature] Name: Robert Kurinsky Its: President
By: __________________ Name: Rand A. Diamond Its: Authorized Signatory	

IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be executed, on the date first above written.

LANDLORD:

CHICAGO BT PROPERTY, LLC,
a Delaware limited liability company

By: Chicago BT Mezz, LLC,
a Delaware limited liability company,
its sole member

By: ____________________
Name: Rand A. Diamond
Its: Authorized Signatory

TENANT:

KEELEY TETON ADVISORS, LLC,
a Delaware limited liability company

By: ____________________
Name: ____________________
Its: ____________________

EXHIBIT A

LEGAL DESCRIPTION

Parcel 1:
Blocks 1 and 2 in the Board of Trade Addition to Chicago, being a subdivision of part of Blocks 98 and 115 in School Section Addition to Chicago, in Section 16, Township 39 North, Range 14, East of the Third Principal Meridian, according to the plat thereof recorded October 26, 1883, in Book 18 of plats, Page 54, as document 503983, in Cook County, Illinois.

Parcel 2:
A parcel of land, comprised of part of each of Lots 4, 5, 6, 7, and 8, and of part of S. Sherman Street, 60 feet wide, lying West of and adjoining said Lots, all in S. W. Sherman Subdivision of Block 98 in School Section Addition to Chicago, said parcel of land being that part of S. Sherman Street lying West of and adjoining the West line of Lot or Block 1 and West of and adjoining the West line of Lot or Block 2 in the Board of Trade Addition to Chicago, being a subdivision of part of Blocks 98 and 115 in school section addition to Chicago in Section 16, Township 39 North, Range 14 East of the Third Principal Meridian, bounded and described as follows: Beginning at the point of intersection of the West line of said Lot or Block 1 with a line 180.50 feet, measured perpendicularly, South from and parallel with the North line of said Lot or Block 1, and running thence North 89 degrees 54 minutes 51 seconds West along a Westward extension of said parallel line, a distance of 17.485 feet; thence South Zero degrees 05 minutes 09 seconds West a distance of 216.794 feet to an intersection with the Westward extension of the South line of said Lot or Block 2; thence South 89 degrees 54 minutes 35 seconds East along said Westward extension of the South line of said Lot or Block 2, a distance of 18.383 feet to the Southwest corner of said Lot or Block 2; and thence North Zero degrees 09 minutes 05 seconds West along the West line of said Lot or Block 2 and along the West line of said Lot or Block 1, a distance of 216.798 feet to the point of beginning, in Cook County, Illinois.

Parcel 3:
All that part of South LaSalle Street described as follows:
A parcel of land, comprised of those parts of Lots 12, 13, 18, 19 and 24 in the subdivision of Block 115 in School Section Addition to Chicago, lying within that part of South LaSalle street lying East of and adjoining the East line of Lot or Block 1 and East of and adjoining the East line of Lot or Block 2 in the Board of Trade Addition to Chicago, being a subdivision of part of Blocks 98 and 115 in School Section Addition to Chicago, in Section 16, Township 39 North, Range 14, East of the Third Principal Meridian, bounded and described as follows: Beginning at the point of intersection of the East line of said Lot or Block 1, with a line 180.50 feet, measured perpendicularly, South from and parallel with the North line of said Lot or Block 1, and running thence South 89 degrees 54 minutes 51 seconds East along an Eastward extension of said parallel line, a distance of 18.957 feet; thence South Zero degrees 05 minutes 09 seconds West a distance of 216.812 feet to an intersection with the Eastward extension of the South line of said Lot or Block 2; thence North 89 degrees, 54 minutes, 35 seconds West along said Eastward extension of the South line of said Lot or Block 2 A distance of 17.442 feet to the Southeast corner of said Lot or Block 2; and thence North Zero degrees 18 minutes 52 seconds West along the East line of said Lot or Block 2 and along the East line of said Lot or Block 1, a distance of 216.816 feet to the point of beginning, all in Cook County, Illinois.

Parcel 4:

The North 1/2 of all that part of W. Van Buren Street described as follows:
a part of the space in W. Van Buren Street lying South of and adjoining the South line of Lot 2 or Block 2, and said South line extended West, in the Board of Trade Addition to Chicago, being a subdivision of parts of Block 98 and 115 in School Section Addition to Chicago, in Section 16, Township 39 North, Range 14, East of the Third Principal Meridian, which part lies within the vertical extension of the boundaries described as follows: Beginning on the South line of Lot 2 or Block 2, aforesaid, (being also the North line of W. Van Buren Street) at a point which is 9.25 feet East from the Southwest corner of said Lot 2 or Block 2, and running thence West along said South line and along said South line extended, a distance of 21.12 feet; thence South perpendicular to said last described line, a distance of 66.00 feet to a point on the South line of said W. Van Buren Street, being also the North line of Lot 1 in Peter Temple's Subdivision of Block 99, and that part of the subdivision of Block 114 (taken as a tract, including vacated alleys) all in the aforementioned School Section Addition to Chicago; thence East along the South line of W. Van Buren Street a distance of 21.12 feet, and thence North, a distance of 66.00 feet to the point of beginning, and which part of said space lies above a horizontal plane 68.15 feet above Chicago City Datum and below a horizontal plane 95.05 feet above Chicago City Datum, in Cook County, Illinois, as vacated by ordinance recorded as document 86100377 and as corrected by ordinance recorded as document 86503476.

EXHIBIT B

FLOOR PLAN OF PREMISES


NORTH



EXHIBIT B
SUITE 2150

141 W. Jackson Blvd.

EXHIBIT C

JANITORIAL SERVICES

NIGHTLY

Following tasks are performed nightly Monday through Friday, Holidays excepted:

- Sweep and dust hard surface floors.
- Vacuum rugs and carpets so that all carpet is thoroughly vacuumed weekly.
- Empty and clean wastepaper baskets.
- Dust furniture, fixtures, desk equipment and windowsills.
- Dust baseboards, chair rails, trim, louvers, pictures, doors, partitions, etc., within reach.
- Wash glass tops, counter tops, sinks and wipe down telephones and coffee makers.

QUARTERLY

Following tasks are performed quarterly:

- Clean vertical surfaces such as pipes not reached nightly.
- Machine strip and refinish resilient tile.
- Dust blinds.

AS NEEDED

Following tasks are performed as needed:

- Remove finger marks from metal partitions and other similar surfaces.
- Edge vacuum carpet and desk chairs.

SPECIAL SERVICES

The following tasks are performed only on request – at additional charge to Tenant.

- Additional floor maintenance.
- Special porter service.
- Special cleaning service.
- Carpet care - rug and carpet shampooing.
- Rug spotting.
- Light maintenance.
- Wall washing.
- Furniture polishing and shampooing.
- Washing venetian blinds retaping and recording, etc.
- Washing and dressing of leather furniture.
- Moving furniture.

Any other special service(s) Tenant may request from time to time and Landlord agrees to provide.

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EXHIBIT D

WORK LETTER

This is the Work Letter referred to in, attached to and made a part of the preceding Lease. The Tenant Improvements to be made in the Premises shall be constructed in accordance with the following provisions.

1. **Performance of Work**. Landlord shall cause to be performed in accordance with the terms of this Work Letter the items of construction as described and/or depicted on **Schedule 1**, attached hereto and made a part hereof (the "**Tenant Improvements**"). The cost to construct the Tenant Improvements, including, without limitation, all costs for architectural and engineering plans ("**Construction Documents**"), permitting and construction, including a construction management fee to Landlord in the amount of five percent (5%) of the hard cost to construct the Tenant Improvements, shall be at Landlord's sole cost and expense. In the event Tenant requests any modifications to the Construction Documents including, without limitation, any improvements to the Premises in addition to the Tenant Improvements ("**Change Orders**"), then the cost of such Change Orders shall be at the sole cost and expense of Tenant ("**Tenant Costs**"), and Tenant shall deposit with Landlord any Tenant Costs as a condition of Landlord commencing or continuing the construction of the Tenant Improvements.

In addition, Landlord shall provide an allowance to Tenant in an amount of up to Seventy-Three Thousand Three Hundred Twenty-Five and No/100 Dollars ($73,325.00) (the "**Furniture Allowance**") to be used solely for the purchase and installation of furniture in the Premises ("**Landlord's Furniture**"). Any portion of the Furniture Allowance not used for the purchase and installation of Landlord's Furniture shall be forfeited to Landlord and not available to Tenant for any other use or purpose whatsoever. The parties understand and agree that Landlord shall be the owner of Landlord's Furniture at all times before, during and after the Term of this Lease and such Landlord's Furniture shall remain in the Premises at the expiration or earlier termination of the Term. The use by Tenant of Landlord's Furniture is without any representation or warranty as to the condition thereof or otherwise, and Landlord shall have no duty to maintain, repair or replace any of Landlord's Furniture. Tenant shall keep and maintain Landlord's Furniture in good condition and repair during the Term, as the same may be extended, at its sole cost and expense; and at the expiration or earlier termination of the Term Tenant shall return the same to Landlord in good condition and repair, ordinary wear and tear and casualty excepted.

2. **Condition of the Premises**. Prior to the Commencement Date, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession, subject to latent defects (hereinafter defined) which may be required to be repaired by Landlord as described hereinafter and to have acknowledged that Landlord has installed the Tenant Improvements as required by this Work Letter and that there are no items needing additional work or repair. The punch-list will not include any damage to the Premises caused by Tenant's move-in or early access for performance of any work by Tenant. Damage caused by Tenant will be repaired or corrected by Landlord at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in

the Lease and this Work Letter. If Tenant fails to submit a punch-list to Landlord prior to the Commencement Date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch-list items as soon as reasonably practicable after the walk-through inspection.

A "**latent defect**" is a defect in the condition of the Premises caused by Landlord's failure to construct the Tenant Improvements in a good and workmanlike manner and in accordance with **Schedule 1**, which defect would not ordinarily be observed during a walk-through inspection. If Tenant notifies Landlord of a latent defect within one (1) year following the Commencement Date, then Landlord, at its expense, will repair such latent defect as soon as reasonably practicable. Except as set forth in this paragraph, Landlord will have no obligation or liability to Tenant for latent defects.

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Schedule 1
Tenant Improvements

- Complete the work as noted in the plans and specifications prepared by Perkins+Will dated June 28, 2018 attached hereto.

[Remainder of page intentionally left blank.]


SUITE 2150
SUITE 2150
SUITE 2150
DRAWING LEGEND:
EXISTING TO REMAIN FULL HEIGHT PARTITIONS
NEW FULL HEIGHT PARTITIONS
SUITE OCCUPANCY:
• RECEPTION.
• (1) COAT CLOSETS.
• (1) LARGE CONFERENCE ROOM.
• (1) SMALL CONFERENCE ROOM.
• (1) PRINTING AREA.
• (1) STORAGE CLOSET.
• (1) SERVER ROOM.
• (1) OPEN PANTRY.
• (12) OFFICE ROOM.
• (1) SHARED OFFICE.
• (12) 6X6 WORKSTATIONS.
NOTE:
• ROOM DIMENSIONS ARE APPROXIMATE AND MUST BE FIELD VERIFIED.
• ALL EQUIPMENT AND FURNITURE SHOWN AS REFERENCE ONLY.

KEELEY Funds with PERKINS + WILL

SUITE 2105 - 5,866 RSF

141 W JACKSON BLVD. CHICAGO, IL   SCALE: N.T.S.   PROJECT NO. 026285.052   June 28, 2018

Schedule 1 (continued)

WORK AND DRAWINGS

Keeley Teton Advisors – 2150

July 19, 2018

P+W space plan dated June 28, 2018

HARD CONSTRUCTION:

General Qualifications:
Excludes:
Overtime
Asbestos, abatement, air monitoring, hygienist costs, containment procedures, or clean rooms
Floor leveling
Signage or logos
Washing, relamping, reballasting or relensing of light fixtures
Furniture, files, equipment, TVs, or moving of same
Wallcovering, wallcovering removal, deep tone paints and color breaks
Furniture lift for new flooring
Upgrade existing light switches
Any work associated with existing clouds to remain
Supplemental cooling
Connectivity from IT closet to Building Riser; we include conduit only

Demolition:
Selective removal of drywall partitions, drywall ceiling/cloud/soffits, acoustical ceilings, door/glass openings
Remove all floorings/wall bases throughout
Remove MEFP demolition
All materials legally disposed of
Provide hoisting and dumpster costs for debris removal during the course of construction
Protect building common areas
Provide for dust protection and protect existing construction to remain
Provide for daily housecleaning
Final construction clean

Carpentry:
Install new door/glass frame openings
Install backing for new casework and suite entry header tube/glazing channel
Premium time supervision, protection, clean up for electrical poke thru work at 20th Floor

Millwork:
(6) lf plastic laminate base/wall cabinets and countertop at Printing Area 2154
(8) lf Upper & Lower cabinets at Open Pantry

Doors / Frames / Hardware:
Furnish clear anodized aluminum frames, prefinished veneer doors, and architectural hardware sets to match existing
(1) single door opening
(3) single door one sidelight frame openings
(3) single door two sidelight frame openings
(3) single door three sidelight frame openings
(1) single door four sidelight frame openings
(1) single door six sidelight frame opening

Glass/Glazing:
(1) relocate suite entry glass door (1) add channel set sidelight panel
(29) 3/8" clear tempered frame set sidelight panels with clear silicone joints
Strip existing sidelight window film throughout
Install GF1 3M Mat Crystal 36" tall horizontal film band at Private Office/Conference Room fronts

Drywall:
Demo scar patching, office front reworks, infills at removed door openings
Install new deck height drywall partitions and curtain walls at glass fronts as noted
Install new drywall soffit at Printing Area/Reception and rework/patch drywall ceilings/clouds as required
Install freestanding drywall partition at Printing Area/Open Office Area

Acoustical:
Patch/rework acoustical ceilings at office front modifications
Install new acoustical ceilings to match existing at new Private Offices and Conference Room

Flooring:
Provide for floor preparation as per flooring type manufacturers recommendations
(960) lf Johnsonite standard grade vinyl wall base throughout
(180) sf $7/SF installed allowance luxury vinyl plank flooring at Reception and Open Pantry
Install vinyl flooring type transitions
(456) sy $30/SY installed direct glue carpet tile

Ceramic Tile:
Ceramic tile backsplash @ Open Pantry

Painting:
Prep and 2 coat paint all walls, columns, drywall ceilings/soffits
Spray paint new MEP piping/ductwork and drywall ceilings
Prep and hand paint perimeter induction units on ground (not in place)

Appliances:
(1) Full size refrigerator
(1) Dishwasher

Fire Protection/Sprinklers:
(19) new concealed sprinkler heads at acoustical ceilings & upright sprinkler heads at open ceilings as required for code coverage
Shop drawings for submission to the City Of Chicago Fire Prevention Bureau

Plumbing:
Provide a new sink package
Dishwasher hookup

HVAC:
Clean and certified technician inspect and report findings of existing perimeter fan coils
Remove existing supply air ductwork as required for new wall layout
Relocate existing/install new supply air diffusers, return air grilles, sidewall air grilles, lined air transfer ducts as required for new wall layout
(3) new VAV boxes
Install new (24) supply diffusers (5) return air grilles (1) lined air transfer duct
Certified test and balance

Electrical:
Demolition and make safe
Install new linear pendant light fixtures at Open Office/Printing Areas (workstations are laid out differently than existing)
Install new 2 x 2 & 2 x 4 LED light fixtures at Private Offices/Conference 2151
Install new decorative pendant light fixtures at Reception, Open Corridors, Open Pantry
Install new recessed linear and downlight fixtures at Conference Room 2157
Lot City of Chicago energy compliant light switching package
(3) exit signs
(7) duplex receptacles
(3) duplex receptacles on dedicated circuits
(7) quad receptacles
(2) quad receptacles on dedicated circuits
(1) dishwasher hook up
(1) combination power/tele data floor feed to Conference 2157 table
(3) power/tele data feeds to systems furniture workstations
(1) relocate wall phone
(17) rough in tele data wall outlets with conduit raceway to IT Room
(7) new life safety devices (1) rework maglock fire tie
Power wire and install (2) duplex receptacles into (6) systems furniture workstations
Provide combination power/tele data floor feed to table at Conference 2151
Each seat shall have (1) quad and (2) V/D

Tele/Data Cabling & Equipment:
Install (2) CAT6 cables at (20) wall (1) floor (6) workstation locations all terminated onto patch panel mounted into 7' x 19" relay rack
(1) relocate wall phone at Corridor

Security:
$15K allowance rework system to enable release maglock from wall phone at Corridor

ARCHITECTUAL DRAWINGS:
Project Scope:
- Build out suite 2105 - Keeley
- Furniture will be indicated for reference only

Description of Services to be performed by Perkins+Will:
- Test Fit Plan
- One revision to the Test Fit Plan
- Architectural Design based on Test Fit plan
- Architectural bid and permit documents
- Furniture indicated for reference only
- Retain services of Permit Expediter
- Construction Administration
  - o Respond to RFIs (assume 6 hours)
  - o Review submittals (assume 15 hours)
  - o Two site observation trips (assume 2 trips at 1.5 hours)
  - o Prepare punch list (assume 6 hours)

Reference Attachments:
- Marketing Plan annotated by GlenStar

Exclusions:
- Furniture specifications
- Bidding Services
  - o Respond to RFIs
  - o Update drawings per RFIs and issue drawings for Construction

ENGINEERED DRAWINGS:
ESD will provide the following services for the Keeley Fund project on the 21st floor of the North building at 141 W Jackson Blvd. The total scope of work is 5,866 RSF. The office is comprised of open office, private offices, two conference rooms, one open pantry, and an IT closet.

Drawing issuance for permit will be within ten business days from approval and receipt of architectural plans (in CAD and PDF format) for engineering and all relevant information required for design. Project construction is anticipated to be completed within 3 months of drawing issuance date.

- ESD will provide one issuance of drawings for landlord review, permit and bid.
- ESD's drawings will include:

o Redistribution of base building ventilation and air-conditioning system providing up to 1 CFM/SF per new architectural layout. Base building system operated during normal building operating hours only.
o Modifications to the existing perimeter heating and cooling systems as required per new architectural layout. Modification include the addition of perimeter fan coil units. Piping services to the space will not be modified.
o Electrical branch circuiting design for new power outlets, as shown on the architectural drawings.
o Provision of up to 5 w/sf from the existing building electrical closet.
o Lighting circuiting design and energy code compliant lighting control system based on the architectural drawings.
o Building area method lighting power density calculation to confirm energy code compliance of lighting design.
o Exit lighting layout and circuiting.
o Fire alarm device layout (speakers and visuals).
o Empty conduit system for tel/data cabling of general office areas only. Tel/data cabling design to be provided by others.
o Plumbing system design for one pantry with a sink and dishwasher.
o Wet sprinkler layout.
o Fire extinguisher and fire hose valve coverage to meet code requirements per new architectural layout.
o IT closet/Server Room design:

- Heat rejection design including one exhaust fan for heat rejection up to 3kW.
- Power design including two 20-amp circuits and two standard quad receptacles.
- Cabinet quantity/capacity and detailed room layout to be provided by client.

o ESD will consult P+W on existing conditions to help define room placements to minimize noise and return air issues.

Assumptions:

- No heating will be designed for the interior private offices.
- Minor construction in adjacent suites may be needed to confirm a return air path back to the main return shaft.
- The 21st floor is constant volume and remain constant volume. No terminal units will be added.
- The two existing supply air valves in the main supply ducts are properly operating. There are no known noise concerns at the main supply or return. No additional scope is anticipated at the main supply or return ductwork, including but not limited to the addition of sound attenuators or additional supply air valves.
- Project design is substantially fixed at the delivery of Issued for Engineering backgrounds. We anticipate only minor changes to the layout or backgrounds for coordination prior to Issue for Landlord Review, Bid & Permit.
- Meeting attendance will consist of one person at a weekly project meeting, via conference call as requested, up to 4 hours.
- We assume the base building mechanical, electrical, fire alarm, and fire protection systems are of adequate capacity to support the buildout.
- Building and electrical permit applications will not be completed by the engineer.
- Attendance to scope review meeting, up to 1 hour.

ESD will provide 8 hours of Construction Administration including reviewing submittals, RFIs, the above ceiling punch and the final punch list at substantial completion.
The architectural drawings issued to ESD for engineering shall include reflected ceiling plans complete with all lighting fixture locations, specifications, and switching control schemes. The lighting layout and switching scheme from the Architect shall comply with IECC 2015. The architectural drawings shall also include power and communication plans complete with all outlet locations for power and tel/data services. The architectural drawings shall include locations and complete specifications of all office equipment (i.e., printers, copiers, fax machines, TV's, etc.) and pantry equipment (i.e., vending machines, coffee makers, refrigerators, dishwashers, water coolers, etc.). The architectural drawings shall also comply with all building standards, including maintaining 18" clearance from perimeter fan coil units. Prior to proceeding, Client shall also provide specific equipment wattages including computers, monitors and quantity of equipment for each workstation.

Additional Services (not included in ESD's scope of services)
• UPS System
• Cable tray design
• Value Engineering post permit set
• Additional meetings beyond that described in the description of work
• Additional punch list or close-out punch lists
• Additional electrical design beyond that described in the description of work
• Lighting circuiting design and energy code compliant lighting control system
• Additional mechanical design beyond that described in the description of work
• After-hour ventilation or supplemental cooling
• Tel/data cabling design including vertical connectivity
• Audio visual, video studio, or security design
• Pre-action sprinkler systems and dry fire suppression systems
• Specialty lighting controls
• IECC 2015 compliance commissioning
• Comprehensive "commissioning" of building systems and equipment
• Prolonged project schedule
• Additional issuances of engineering drawings beyond those described above
• Any revisions to Client requirements following the initial issuance for engineering

EXHIBIT E

CONTRACTOR'S INSURANCE REQUIREMENTS

1. COMMERCIAL GENERAL LIABILITY

Commercial General Liability, including products/completed operations and broad form Contractual liability with limits not less that the following:

$1,000,000	per occurrence
$2,000,000	general aggregate (on a per project basis)
$2,000,000	products/completed operations aggregate limit
$1,000,000	personal and advertising injury
$ 5,000	medical payments

2. COMPREHENSIVE AUTOMOBILE LIABILITY

Comprehensive Automobile Liability, including owned, hired and non-owned automobiles with limits not less than the following:

$1,000,000 combined single limit for bodily injury and property damage

3. STATUTORY WORKER'S COMPENSATION

Statutory Worker's Compensation, including occupational disease with an Employers' Liability Limit of at least:

$ 500,000

The workers compensation policy shall afford a waiver of subrogation in favor of the certificate holder.

4. UMBRELLA LIABILITY

Umbrella Liability affording coverage excess of underlying employers' liability, Commercial General Liability and Comprehensive Automobile Liability with a limit of no less than:

$5,000,000

5. ADDITIONAL INSURED

Landlord and its Related Parties and Landlord's mortgagees shall be included in all liability policies as additional insured. The additional insured endorsement must have the following

wording added: "The insurance afforded to the additional insured shall be on a primary and non-contributing basis, and all policies shall also contain a waiver of subrogation in favor of the certificate holder."

6. CERTIFICATE HOLDER:

Chicago BT Property, LLC, as its interests may appear.

141 West Jackson Boulevard

Chicago, Illinois 60604

All certificates of Insurance shall provide that Landlord and GlenStar Asset Management, LLC will be given a thirty (30) day notice in the event of cancellation or change in the above stated coverage.

[*Remainder of page intentionally left blank.*]

EXHIBIT F

INTENTIONALLY OMITTED

EXHIBIT G

ADDRESSES FOR NOTICE

If to Landlord:

Chicago BT Property, LLC
c/o GlenStar Asset Management, LLC
141 West Jackson Boulevard, Suite 950
Chicago, Illinois 60604
Attention: Building Manager

With copies of all notices to:

GlenStar Properties, LLC
55 East Monroe Street
Suite 3950
Chicago, Illinois 60603
Attention: Michael A. Klein or
Rand A. Diamond

and

Rosenstein Law Offices, P.C.
55 East Monroe Street, Suite 3950
Chicago, Illinois 60603
Attention: Richard S. Rosenstein

If to Tenant:

Before occupancy:

Keeley Teton Advisors, LLC
111 West Jackson Boulevard, Suite 810
Chicago, Illinois 60604
Attention: Robert Kurinsky

After occupancy:

Keeley Teton Advisors, LLC
141 West Jackson Boulevard, Suite 2150
Chicago, Illinois 60604
Attention: Robert Kurinsky

EXHIBIT H
GUARANTY

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (hereinafter referred to as this "**Guaranty**") is made as of the 23rd day of July, 2018, by **TETON ADVISORS, INC.**, a Delaware corporation (hereinafter referred to as "**Guarantor**") to and for the benefit of **CHICAGO BT PROPERTY, LLC**, a Delaware limited liability company (hereinafter referred to as "**Landlord**").

<u>RECITALS</u>

A. Landlord, as landlord, and Keeley Teton Advisors, LLC, a Delaware limited liability company (hereinafter referred to as "**Tenant**"), as tenant, have entered into, or are about to enter into, a certain Lease Agreement dated as of July ____, 2018 (the "**Lease Agreement**"), pursuant to which Tenant leases or will lease from Landlord certain premises designated as Suite 2150 in the building commonly known as the Chicago Board of Trade Building, 141 West Jackson Boulevard, Chicago, Illinois, all as more particularly described in the Lease Agreement. (The Lease Agreement, as heretofore or hereafter supplemented, amended, restated, renewed, extended, replaced or modified, is hereinafter referred to as the "**Lease.**") All capitalized terms which are not expressly defined in this Guaranty shall have the same meanings herein as are ascribed to such terms in the Lease Agreement.

B. Landlord has required, as a condition to its execution and performance of the Lease, that Guarantor execute and deliver this Guaranty of all obligations of Tenant arising and all sums due by Tenant under the Lease. The execution and delivery of this Guaranty by Guarantor is a material inducement to Landlord for the execution and performance of the Lease.

C. Guarantor has a financial interest in Tenant, and will be benefitted by the Lease. Accordingly, Guarantor has agreed to execute, deliver and perform this Guaranty.

NOW, THEREFORE, in consideration of the Recitals set forth above and in consideration of Landlord executing and performing its obligations under the Lease and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. **<u>Recitals</u>**. The Recitals set forth above are incorporated herein and shall be deemed terms and provisions hereof.

2. **<u>Guaranty</u>**. Guarantor absolutely, unconditionally and irrevocably guarantees to Landlord:

(a) The full and prompt payment when due, whether upon acceleration or otherwise, and at all times thereafter, of any and all rentals, debts and obligations of Tenant for the payment of money, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, known or unknown to Guarantor at the time of the execution of this Guaranty, including, without limitation, all Rents, late fees, Rent adjustments, payments in respect of real estate taxes, assessments, governmental charges, premiums for insurance policies, amounts required to discharge mechanics' and materialmen's liens and claims

therefor, and any other sums which may now be or hereafter become due by Tenant under the Lease;

(b) The payment of all Enforcement Costs (as hereinafter defined); and

(c) The full, complete and punctual observance, performance and satisfaction of all covenants, terms, conditions, obligations, duties and agreements of Tenant under the Lease.

All amounts due and debts, liabilities and payment obligations described in subparagraphs (a) and (b) of this Paragraph 2 are referred to herein as the **"Liabilities."** All obligations described in subparagraph (c) of this Paragraph 2 are referred to herein as the **"Obligations."**

3. __Landlord's Remedies__.

(a) This Guaranty is an absolute, irrevocable, present and continuing guaranty of payment and performance and not merely a guaranty of collection. In the event of any default by Tenant under the Lease or under any other obligation to Landlord, after the expiration of any cure period applicable thereto, Guarantor agrees, on demand by Landlord, to pay all Liabilities then due hereunder, regardless of any defense, right of setoff or claim which Tenant or Guarantor may have against Landlord. In the event that there shall be any default by Tenant, Guarantor or any other party under the Lease in the due and timely performance and observance of the Obligations or any of them after the expiration of any cure period applicable thereto, then, in such event, Guarantor agrees, on demand by Landlord: (i) to perform the Obligations; and (ii) to indemnify and hold Landlord and the other Indemnified Parties (as hereinafter defined) harmless from and against any and all loss, damage, cost, expense, injury or liability Landlord or the Indemnified Parties may suffer or incur in connection with the exercise of the rights under the Lease, this Guaranty or otherwise in respect of the Premises. If Guarantor fails to commence and pursue diligently the performance of the Obligations within five (5) days after its receipt of written notice from Landlord demanding the performance of Guarantor, then, either before or after pursuing any other remedy of Landlord against Guarantor or Tenant and regardless of whether Landlord shall ever pursue any such other remedy, Landlord shall have the right (but not the obligation) to perform the Obligations or to call upon any other reputable parties to perform the Obligations, with such changes or modifications as Landlord deems necessary or appropriate, and shall have the right to expend such sums as Landlord in its reasonable discretion deems proper in order so to complete the performance of the Obligations. During the course of the performance of any Obligations undertaken by Landlord or by any other party on behalf of Landlord, Guarantor shall pay on demand any amounts due to third parties in connection therewith. All amounts required to be paid by the terms hereof shall be included within the term "Liabilities," and all obligations required to be performed by the terms hereof shall be included within the term "Obligations."

(b) Notwithstanding anything to the contrary herein contained, in any action to enforce any of the liabilities or obligations of the Guarantor under this Guaranty, Landlord, at its election, may proceed against the Guarantor with or without: (i) joining Tenant in any such action; (ii) commencing any action against or obtaining any judgment against Tenant; or (iii) commencing any proceeding to enforce or realize upon any collateral or other security (including, without limitation, any security deposit or other guaranties) which may be given to secure Tenant's obligations under the Lease, or to obtain any

judgment, decree or foreclosure sale with respect thereto. Nevertheless, the maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease or to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from demanding and receiving the payment of such sums and the performance of such other terms, covenants and conditions from Guarantor, or from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease. Guarantor does hereby consent that, without affecting the liability of Guarantor under this Guaranty and without notice to Guarantor, time may be given by Landlord to Tenant for payment of rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and Guarantor or against Guarantor alone without first proceeding or exhausting any remedy or claim against Tenant.

4. **Return of Payments**. Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Landlord to any Liabilities is rescinded or returned by Landlord for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of any party), such Liabilities shall, for the purposes of this Guaranty, be deemed to have continued in existence to the extent of such payment, notwithstanding such application by Landlord, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Landlord had not been made. Guarantor does hereby further agree that with respect to any payments made by Guarantor hereunder, Guarantor shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, and Guarantor hereby waives all such rights to the fullest extent permitted by law.

5. **No Discharge**. Guarantor agrees that the obligations, covenants and agreements of Guarantor under this Guaranty shall not be affected or impaired by any act of Landlord, or any event or condition except the full, final and unavoidable performance of all Obligations and payment of all Liabilities and any other sums due hereunder. Guarantor agrees that the liability of Guarantor hereunder shall not be discharged by, and Guarantor hereby irrevocably consents to: (i) any subsequent change, modification or amendment of the Lease in any of its terms, covenants and conditions, or in the Rent or any other sums payable thereunder, or in the Term thereof, or in the Premises demised thereby (whether said Premises be expanded, contracted, relocated, substituted or otherwise altered), and to any assignments of the Lease and to any sublettings of the Premises, and to any extensions or renewals of the Lease or its Term; (ii) the renewal or extension of time for the payment of the Liabilities or performance of the Obligations under the Lease or any other agreement relating to the Premises; (iii) any transfer, waiver, compromise, settlement, modification, surrender or release of Tenant's obligations under the Lease; (iv) the existence of any defenses to enforcement of the Lease; (v) any failure, omission, delay or inadequacy, whether entire or partial, of Landlord to exercise any right, power or remedy regarding the Lease or to enforce or realize upon (or to make any guarantor a party to the enforcement or realization upon) any of Landlord's security for the Lease, including, but not limited to, any impairment or release of such security by Landlord; (vi) the existence of any setoff, claim or counterclaim or the reduction or diminution of the Liabilities, or any defense of any kind or nature, which Guarantor may have against Tenant or which any party has against Landlord; (vii) the application of payments received from any source to the payment of any obligation other than the Liabilities,

even though Landlord might lawfully have elected to apply such payments to any part or all of the Liabilities; (viii) the addition or release of any and all other guarantors, obligors and other persons liable for the payment of the Liabilities and/or performance of the Obligations, and the acceptance or release of any and all other security for the payment of the Liabilities and/or performance of the Obligations; or (ix) any distress or reentry by Landlord or dispossession of Tenant or any action or remedy taken by Landlord under the Lease, or any failure to notify Guarantor of any default by Tenant; all whether or not Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (ix) inclusive of this Paragraph.

In the event that the Lease is modified, renewed or extended in any respect by agreement between Landlord and Tenant either pursuant to an option granted in the Lease or otherwise, or in the event that Tenant holds over beyond the Term of the Lease, then the obligations hereunder of Guarantor shall extend to the full and faithful performance and observance of all of the covenants, terms and conditions of the Lease and of any such modification, renewal or extension thereof. Guarantor intends that Guarantor shall remain liable hereunder as a principal until the full, final and unavoidable performance of all of the Obligations and the full, final and unavoidable payment of all Liabilities, notwithstanding any fact, act, event or occurrence which might otherwise operate as a legal or equitable discharge of a surety or guarantor.

6. **Application of Amounts Received**. Any amounts received by Landlord from whatever source on account of any Liabilities may be applied by Landlord toward the payment of such Liabilities, and in such order of application, as Landlord may from time to time elect.

7. **Waiver**. Guarantor expressly waives: (i) notice of the acceptance by Landlord of this Guaranty; (ii) notice of the existence, creation, payment or nonpayment of the Liabilities; (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever; and (iv) any failure by Landlord to inform Guarantor of any facts Landlord may now or hereafter know about Tenant, the Lease or the Premises, it being understood and agreed that Guarantor has and will maintain personal knowledge of and is familiar with Tenant's financial condition and business affairs and has the ability to influence Tenant's decision-making processes, and that Landlord has no duty so to inform, and that Guarantor is fully responsible for being and remaining informed by, Tenant of all circumstances bearing on the Lease and this Guaranty. No modification or waiver of any of the provisions of this Guaranty will be binding upon Landlord except as expressly set forth in a writing duly signed and delivered on behalf of Landlord.

8. **Enforcement Costs**. If: (i) the Lease or this Guaranty is placed in the hands of an attorney for enforcement or collection or is enforced or collected through any legal proceeding; (ii) an attorney is retained to represent Landlord in any proceeding (including, without limitation, any bankruptcy, reorganization, receivership or other proceeding affecting creditors' rights) involving a claim under or related to the Lease or this Guaranty, then Guarantor shall pay to Landlord upon demand all attorneys' fees, costs and expenses, including, without limitation, court costs and filing fees, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "**Enforcement Costs**"), in addition to all other amounts due hereunder.

9. **Transfer of Lease**. Notwithstanding any assignment or transfer of the Lease or any interest therein by Landlord, for collateral purposes or otherwise, each and every immediate and successive assignee, transferee or other successor in interest with respect to Landlord's interest under the Lease shall, to the extent of the interests assigned or transferred, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Landlord.

10. **Governing Law; Interpretation**. This Guaranty has been negotiated, executed and delivered in Chicago, Illinois and shall be governed by the laws of the State of Illinois without reference to the conflicts of law principles of that state. The headings of Paragraphs in this Guaranty are for convenience only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof. As used in this Guaranty, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable where the context so requires. If this Guaranty is executed by more than one person or entity, then references to "Guarantor" herein shall be deemed to refer to each such person or entity and the liability of each such person or entity shall be joint and several, and the release by Landlord of any of them shall not release or affect in any manner the obligations of any other of them, and this Guaranty shall not be revoked, discharged or impaired as to any such persons or entities by reason of the death or incapacity or insolvency of any other of them. If any provision of this Guaranty, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Guaranty shall be construed as if such invalid part were never included herein. Time is of the essence of this Guaranty. All payments to be made hereunder shall be made in currency and coin of the United States of America which is legal tender for public and private debts at the time of payment.

11. **Entire Agreement**. This Guaranty constitutes the entire agreement between Guarantor and Landlord with respect to the subject matter hereof and supersedes all prior such agreements and understandings, both written and oral. This Guaranty may not be modified or amended except by a written instrument signed by Landlord and Guarantor. If this Guaranty is executed in several counterparts, each of those counterparts shall be deemed an original, and all of them together shall constitute one and the same instrument.

12. **Subordinated Debt**. Any indebtedness of Tenant to Guarantor (the "**Subordinated Debt**") now or hereafter existing is hereby subordinated to the Liabilities. Guarantor agrees that, until the full, final and unavoidable payment of the Liabilities, Guarantor will not seek, accept or retain for Guarantor's own account, any payment from Tenant on account of the Subordinated Debt. Any payments to Guarantor on account of the Subordinated Debt shall be collected and received by Guarantor in trust for Landlord and shall be paid over to Landlord on account of the Liabilities without impairing or releasing the obligations of Guarantor hereunder.

13. **Payment of Liabilities; Performance of Obligations**. The obligations of Guarantor under this Guaranty shall terminate, subject to the provisions of Paragraph 4 hereof, on the date which is one hundred eighty (180) days after the later to occur of (i) Landlord having received payment of all of the Liabilities and all other sums due and owing under this Guaranty and the Lease, and (ii) the Obligations having been fully performed; provided, however, that this Guaranty shall not so terminate if, on or prior to such date, Tenant or Guarantor shall have commenced or otherwise become the subject of any bankruptcy, insolvency or similar proceedings. Release of this Guaranty, if it occurs, however, shall not affect, in any respect, the Lease or any other instrument securing or guarantying the Liabilities or performance of the Obligations.

14. **Successors and Assigns**.

(a) This Guaranty shall bind Guarantor and the heirs, assigns, successors, executors, administrators and legal and personal representatives of Guarantor; provided that Guarantor shall not be entitled to transfer or delegate its obligations hereunder. Regardless of whether this Guaranty is executed by more than one person or entity, it is agreed that the undersigned's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Liabilities, the Obligations or any part thereof and that each Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or nonenforcement of any such other guaranties or other obligations.

(b) This Guaranty shall inure to the benefit of and be enforceable by Landlord and Landlord's beneficiaries, the officers, agents, employees, partners, directors and shareholders of each of them, each of their respective successors and assigns, and each present or subsequent mortgagee of the Premises and its successors and assigns (all such persons and entities shall be "**Indemnified Parties**" herein).

15. **Agent for Service of Process; Certain Waivers by Guarantor**.

(a) Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. In the event such litigation is commenced at any time when Guarantor is not permanently domiciled in the State of Illinois, Guarantor agrees that service of process may be made and personal jurisdiction over Guarantor obtained by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Guarantor's appointed agent for service of process in the State of Illinois, which agent Guarantor hereby designates to be:

Before 01/01/2019:	Teton Advisors, Inc. 111 West Jackson Boulevard, Suite 810 Chicago, Illinois 60604 Attention: Robert Kurinsky
From and after 01/01/2019:	Teton Advisors, Inc. 141 West Jackson Boulevard, Suite 2150 Chicago, Illinois 60604 Attention: Robert Kurinsky

Guarantor agrees that this appointment of an agent for service of process is made for the mutual benefit of Guarantor and Landlord and may not be revoked without Landlord's consent. Guarantor hereby agrees and consents that any such service of process upon such agent shall be taken and held to be valid personal service upon Guarantor whether or not Guarantor shall be then physically present, residing or doing business within the State of Illinois, and that any such service of process shall be of the same force and validity as if service were made personally upon Guarantor when physically present, residing or doing business within the State of Illinois. Guarantor waives all claim of error by reason of any such service. Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District

Court for the Northern District of Illinois, Eastern Division, in any action, suit or proceeding which Landlord may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Landlord from filing any such action, suit or proceeding in any other appropriate forum.

(b) Guarantor hereby waives the right to trial by jury in any action or proceeding that hereafter may be instituted in respect of the Lease or this Guaranty.

16. Notices. Any notice, demand or other communication which is given hereunder shall be in writing and shall be deemed given if and when personally delivered, or on the second business day after being deposited in United States registered or certified mail, postage prepaid, addressed to the intended recipient at its address set forth below or to such other address as such intended recipient may have designated by notice furnished in accordance herewith:

If to Landlord:	Chicago BT Property, LLC c/o GlenStar Asset Management, LLC 141 West Jackson Boulevard, Suite 950 Chicago, Illinois 60604 Attention: Building Manager
With copies of all notices to:	GlenStar Asset Management, LLC 55 East Monroe Street Suite 3950 Chicago, Illinois 60603 Attention: Michael A. Klein or Rand A. Diamond
and:	Rosenstein Law Offices, P.C. 55 East Monroe Street, Suite 3950 Chicago, Illinois 60603 Attention: Richard S. Rosenstein
If to Guarantor (before occupancy):	Teton Advisors, Inc. 111 West Jackson Boulevard, Suite 810 Chicago, Illinois 60604 Attention: Robert Kurinsky
If to Guarantor (after occupancy):	Teton Advisors, Inc. 141 West Jackson Boulevard, Suite 2150 Chicago, Illinois 60604 Attention: Robert Kurinsky

Except as otherwise specifically required herein, notice of the exercise of any right, option or power granted to Landlord by this Guaranty is not required to be given.

[This space is intentionally blank. Signature appears on the following page.]

SIGNED AND DELIVERED as of the date first specified above.

GUARANTOR:

TETON ADVISORS, INC.,
a Delaware corporation

By: [signature]
Name: Nicholas Galluccio
Title: President + CEO

STATE OF ILLINOIS)
) **SS**
COUNTY OF COOK)

I, Robert Kurinsky, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Nicholas Galluccio personally known to me to be the same person whose name is subscribed to the foregoing instrument on behalf of Guarantor, appeared before me this day in person and acknowledged that he signed and delivered the said instrument on behalf of the Guarantor as his and the Guarantor's free and voluntary act for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this 19th day of July, 2018

[signature]
Notary Public

My Commission Expires:
1/22/2019

OFFICIAL SEAL
ROBERT KURINSKY
Notary Public - State of Illinois
My Commission Expires Jan 22, 2019